Amended and Restated
                                 Trust Agreement

                                      among

                                USF&G CORPORATION
                                 (as Depositor)

                              THE BANK OF NEW YORK
                              (as Property Trustee)

                        THE DELAWARE TRUSTEE NAMED HEREIN

                                       and

                         THE ADMINISTRATORS NAMED HEREIN


                                   Dated as of
                                January 10, 1997



                                USF&G CAPITAL II

                                TABLE OF CONTENTS


                                    ARTICLE I
Defined Terms                                                            2
     Section 1.01.  Definitions.                                              2

                              AGREEMENT ARTICLE II
     Continuation of the Trust                                               10
     Section 2.01.  Name.                                                    10
     Section 2.02.  Office of the Delaware Trustee; Principal
                      Place of Business.                                     10
     Section 2.03.  Initial Contribution of Trust Property;
                      Organizational Expenses.                               11
     Section 2.04.  Issuance of the Capital Securities.                      11
     Section 2.05.  Subscription and Purchase of Debentures;
                      Issuance of the Common Securities.                     11
     Section 2.06.  Declaration of Trust.                                    11
     Section 2.07.  Authorization to Enter into Certain Transactions.        12
     Section 2.08.  Assets of Trust.                                         15
     Section 2.09.  Title to Trust Property.                                 15

                                   ARTICLE III
Payment Account                                                              15
     Section 3.01.  Payment Account.                                         15

                                   ARTICLE IV
Distributions; Redemption                                                    16
     Section 4.01.  Distributions.                                           16
     Section 4.02.  Redemption.                                              17
     Section 4.03.  Subordination of Common Securities.                      19
     Section 4.04.  Payment Procedures.                                      19
     Section 4.05.  Tax Returns and Reports.                                 20
     Section 4.06.  Payments Under Indenture.                                20

                                    ARTICLE V
Trust Securities Certificates                                                20
     Section 5.01.  Initial Ownership.                                       20
     Section 5.02.  The Trust Securities Certificates.                       20
     Section 5.03.  Delivery of Trust Securities Certificates.               21
     Section 5.04.  Registration of Transfer and Exchange of
                      Capital Securities Certificates.                       21
     Section 5.05.  Mutilated, Destroyed, Lost or Stolen
                      Trust Securities Certificates.                         22
     Section 5.06.  Persons Deemed Securityholders.                          22
     Section 5.07.  Access to List of Securityholders' Names and Addresses.  23
     Section 5.08.  Maintenance of Office or Agency.                         23
     Section 5.09.  Appointment of Paying Agent.                             23
     Section 5.10.  Ownership of Common Securities by Depositor.             24
     Section 5.11.  Book-Entry Capital Securities Certificates;
                      Common Securities Certificate.                         24
     Section 5.12.  Notices to Clearing Agency.                              25
     Section 5.13.  Definitive Capital Securities Certificates.              25
     Section 5.14.  Rights of Securityholders.                               26

                                   ARTICLE VI
Acts of Securityholders; Meetings; Voting                                    26
     Section 6.01.  Limitations on Voting Rights.                            26
     Section 6.02.  Notice of Meetings.                                      27
     Section 6.03.  Meetings of Capital Securityholders.                     27
     Section 6.04.  Voting Rights.                                           28
     Section 6.05.  Proxies, etc.                                            28
     Section 6.06.  Securityholder Action by Written Consent.                28
     Section 6.07.  Record Date for Voting and Other Purposes.               29
     Section 6.08.  Acts of Securityholders.                                 29
     Section 6.09.  Inspection of Records.                                   30

                                   ARTICLE VII
Representations and Warranties                                               30
     Section 7.01.  Representations and Warranties of the Trustee
                      and the Administrators.                                30

                                  ARTICLE VIII
The Trustees                                                                 32
     Section 8.01.  Certain Duties and Responsibilities.                     32
     Section 8.02.  Notice of Defaults; Direct Action by Securityholders.    33
     Section 8.03.  Certain Rights of Property Trustee. Subject to the
                      provisions of Section 8.01.                            33
     Section 8.04.  Not Responsible for Recitals or Issuance of Securities.  34
     Section 8.05.  May Hold Securities.                                     35
     Section 8.06.  Compensation; Indemnity; Fees.                           35
     Section 8.07.  Corporate Property Trustee Required;
                      Eligibility of Trustees.                               35
     Section 8.08.  Conflicting Interests.                                   36
     Section 8.09.  Co-Trustees and Separate Trustee.                        36
     Section 8.10.  Resignation and Removal; Appointment of Successor.       38
     Section 8.11.  Acceptance of Appointment by Successor.                  39
     Section 8.12.  Merger, Conversion, Consolidation or Succession
                      to Business.                                           40
     Section 8.13.  Preferential Collection of Claims Against
                      Depositor or Trust.                                    40
     Section 8.14.  Reports by Property Trustee.                             40
     Section 8.15.  Reports to the Property Trustee.                         41
     Section 8.16.  Evidence of Compliance with Conditions Precedent.        41
     Section 8.17.  Number of Trustees.                                      41
     Section 8.18.  Delegation of Power.                                     42
     Section 8.19.  Voting.                                                  42

                                   ARTICLE IX
Termination and Liquidation                                                  42
     Section 9.01.  Termination Upon Expiration Date.                        42
     Section 9.02.  Early Termination.                                       42
     Section 9.03.  Termination.                                             43
     Section 9.04.  Liquidation.                                             43
                                    ARTICLE X
Miscellaneous Provisions                                                     45
     Section 10.01. Limitation of Rights of Securityholders.                 45
     Section 10.02. Amendment.                                               45
     Section 10.03. Separability.                                            46
     Section 10.04. Governing Law.                                           46
     Section 10.05. Payments Due on Non-Business Day.                        47
     Section 10.06. Successors.                                              47
     Section 10.07. Headings.                                                47
     Section 10.08. Reports, Notices and Demands.                            47
     Section 10.09. Agreement Not to Petition.                               48
     Section 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.  48
     Section 10.11. Acceptance of Terms of Trust Agreement,
                      Guarantee and Indenture.                               49

     AMENDED AND RESTATED TRUST AGREEMENT, dated as of January 10, 1997, among
(i) USF&G Corporation, a Maryland corporation (the "Depositor"), (ii) The Bank of New York, a New York banking corporation duly organized and existing under the laws of the State of New York, as trustee (the "Property Trustee"), (iii) The Bank of New York (Delaware), a Delaware corporation duly organized and existing under the laws of the State of Delaware, as Delaware trustee (the "Delaware Trustee"), (iv) J. Kendall Huber, an individual, John Hoffen an individual and Toby Slodden an individual, each of whose address is c/o USF&G Corporation, 100 Light Street, Baltimore, Maryland 21202 (each an "Administrator" and collectively the "Administrators") (the Property Trustee, the Delaware Trustee and the Administrators are referred to collectively as the "Trustees") and (v) the several Holders, as hereinafter defined.


                                   WITNESSETH:

     WHEREAS, the Depositor, the Property Trustee, the Delaware Trustee and J. Kendall Huber, as a trustee of the Trust have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into of that certain Trust Agreement, dated as of December 28, 1995 (the "Original Trust Agreement"), and by the execution and filing with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on December 28, 1995, attached as Exhibit A;

     WHEREAS, J. Kendall Huber has resigned as Administrativee Trustee and J. Kendall Huber, Toby Slodden and John Hoffen have been appointed as Administrators of the Trust; and

     WHEREAS, the Depositor, the Property Trustee, the Delaware Trustee and the Administrators desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Trust pursuant to the Purchase Agreement, (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures;

     NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other party and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:


                                    ARTICLE I

                                  Defined Terms

Section 1.01.  Definitions.

     For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

     "Act " has the meaning specified in Section 6.08.

     "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

     "Administrator" means each of the individuals identified as an "Administrator" in the preamble to this Trust Agreement, solely in his capacity as Administrator of the Trust created and continued hereunder and not in his individual capacity, or such Administrator's successor in interest in such capacity, or any successor trustee appointed as herein provided.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Bankruptcy Event" means, with respect to any Person:

          (a) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

          (b) the commencement by such Person of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or of the consent by it to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

     "Bankruptcy Laws" has the meaning specified in Section 10.09.

     "Board Resolution" means (i) a copy of a resolution certified by the Corporate Secretary or an Assistant Corporate Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors or a committee thereof and to be in full force and effect on the date of such certification or (ii) a certificate signed by the authorized officer or officers of the Depositor to whom the board of directors of the Depositor or a committee thereof has delegated its authority, and in each case, delivered to the Trustee.

     "Book Entry Capital Securities Certificates" means the Capital Securities Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Debenture Trustee's principal corporate trust office is closed for business.

     "Capital Securities Certificate" means a certificate evidencing ownership of Capital Securities, substantially in the form attached as Exhibit E.

     "Capital Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

     "Certificate Depository Agreement" means the agreement among the Trust, the Property Trustee and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Capital Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means the First Time of Delivery as defined in the Purchase Agreement, which date is also the date of execution and delivery of this Trust Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

     "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

     "Corporate Trust Office" means the principal corporate trust office of the Property Trustee located in New York, New York, which at the date hereof is 101 Barclay Street, Floor 21 W, New York, New York 10286.

     "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

     "Debenture Redemption Date" means "Redemption Date" as defined in the Indenture.

     "Debenture Trustee" means The Bank of New York, a New York banking corporation organized under the laws of the State of New York, as any successor appointed in accordance with the terms and provisions of the Indenture.

     "Debentures" means the $100,000,000 aggregate principal amount of the Depositor's 8.47% Deferrable Interest Junior Subordinated Debentures, Series B, Due 2027, issued pursuant to the Indenture.

     "Definitive Capital Securities Certificates" means Capital Securities Certificates issued in certificated, fully registered form as provided in
Section 5.13.

     "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq., as it may be amended from time to time.

     "Delaware Trustee" means the entity identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

     "Depositor" has the meaning specified in the preamble to this Trust Agreement.

     "Distribution Date" has the meaning specified in Section 4.01(a).

     "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.01.

     "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a)  the occurrence of a Debenture Event of Default; or

          (b) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (c) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty, a default in whose performance or breach is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 10% in Liquidation Amount of the Outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

     "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit D, as amended from time to time.

     "Grantor Trust Event" has the meaning specified in Section 9.02(b).

     "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor and The Bank of New York, a New York banking corporation, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Capital Securities, as amended from time to time.

     "Indenture" means the Indenture, dated as of January 10, 1997, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

     "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Capital Securities.

     "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

     "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution to Holders of Trust Securities of Debentures in connection with a termination or liquidation of the Trust, Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed.

     "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

     "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.04(a).

     "Liquidation  Distribution" has the meaning specified in Section 9.04(d).

     "1940 Act" means the Investment Company Act of 1940, as amended.

     "Officers' Certificate" means a certificate signed by (i) any two of the following individuals: the Chairman, the President, an Executive Vice President or a Vice President of the Depositor, or (ii) by one of the foregoing individuals and by any other Vice President, the Treasurer, an Assistant Treasurer, the Corporate Secretary or an Assistant Corporate Secretary of the Depositor, or any other individual authorized by the Depositor's Board of Directors for such purpose, and delivered to the Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, but not an employee of any thereof, and who shall be reasonably satisfactory to the Property Trustee.

     "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

     "Outstanding", when used with respect to Capital Securities, means, as of the date of determination, all Capital Securities theretofore executed and delivered under this Trust Agreement, except:

          (a) Capital Securities theretofore canceled by the Administrators or delivered to the Administrators for cancellation;

          (b) Capital Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Capital Securities; provided that, if such Capital Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

          (c) Capital Securities which have been paid or in exchange for or in lieu of which other Capital Securities have been executed and delivered pursuant to Section 5.05, other than any such Capital Securities in respect of which there shall have been presented to the Property Trustee proof satisfactory to it that such Capital Securities are held by a bona fide purchaser in whose hands such Capital Securities are valid obligations of the Company;

provided, however that in determining whether the holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities which such Trustee actually knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Capital Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Capital Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrators the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

     "Owner" means each Person who is the beneficial owner of a Book Entry Capital Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the beneficial owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

     "Paying Agent" means the Property Trustee and any co-paying agent appointed pursuant to Section 5.09.

     "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee or any other Paying Agent in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee or such other Paying Agent shall make payments to the Securityholders in accordance with Section 4.01.

     "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

     "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

     "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

     "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions thereon to the date of redemption, plus the amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures.

     "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.04.

     "Securityholder" or "Holder" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

     "Special Event" has the meaning specified in Section 9.02(b).

     "Tax Event" means that the Depositor shall have received an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to income accrued or received on the Debentures, (ii) interest payable by the Depositor on the Debentures is not, or will not be, deductible by the Depositor for United States federal income tax purposes or (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

     "Trust" means the Delaware business trust created and continued hereby and identified on the cover page to this Trust Agreement.

     "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

     "Trust Security" means any one of the Common Securities or the Capital Securities.

     "Trust Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

     "Underwriting Agreement" means the Underwriting Agreement, dated January 7, 1997, among the Trust, the Depositor and the Underwriters named therein.


                              AGREEMENT ARTICLE II

                            Continuation of the Trust

Section 2.01.  Name.

     The Trust created and continued hereby shall be known as "USF&G Capital II," as such name may be modified from time to time by the Administrators following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.02.  Office of the Delaware Trustee; Principal Place of Business.

     The address of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711 or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal place of business of the Trust is c/o USF&G Corporation, 100 Light Street, Baltimore, Maryland 21202.

Section 2.03.  Initial Contribution of Trust Property; Organizational Expenses.

     The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

Section 2.04.  Issuance of the Capital Securities.

     On January 7, 1997 the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, at least one Administrator, on behalf of the Trust, shall execute in accordance with Section 5.02 and deliver to the Underwriters named therein Capital Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of 100,000 Capital Securities having an aggregate Liquidation Amount of $100,000,000, against receipt of the aggregate purchase price of such Capital Securities of $100,000,000, which amount the Administrators shall promptly deliver to the Property Trustee.

Section 2.05. Subscription and Purchase of Debentures; Issuance of the Common Securities.

     Contemporaneously with the execution and delivery of this Trust Agreement, the Administrators, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount equal to $100,000,000, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $100,000,000, and contemporaneously therewith, at least one Administrator, on behalf of the Trust, shall execute in accordance with Section 5.02 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of $3,093 Common Securities having an aggregate Liquidation Amount of $3,093,000, and in satisfaction of the purchase price of such Common Securities the Depositor shall deliver to the Trust the sum of $3,093,000.

Section 2.06.  Declaration of Trust.

     The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures,
(b) to maintain the status of the Trust as a grantor trust for federal income tax purposes, and (c) except as otherwise limited herein, to engage in only those activities necessary or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Administrators shall have only those ministeroa; duties set forth herein with respect to accomplishing the purposes of the Trust and shall not be trustees or fiduciaries with respect to the Trust or the Securityholders. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrators set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.

Section 2.07.  Authorization to Enter into Certain Transactions.

     (a) The Trustees and the Administrators shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

           (i) As among the Trustees and the Administrators, each Administrator shall have the power and authority to act on behalf of the Trust with respect to the following matters:

               (A) issuing and selling the Trust Securities;

                (B) causing the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust, including the appointment of a successor depositary;

                (C) assisting in the registration of the Capital Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                (D) assisting in the listing of the Capital Securities upon such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Capital Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                 (E) to the extent provided in this Trust Agreement, winding up the affairs of and liquidating the Trust and preparing, executing and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                 (F) sending notices (other than notices of defaults) and other information regarding the Trust Securities and the Debentures to Securityholders in accordance with this Trust Agreement; and

                (G) taking any action incidental to the foregoing as the Administrators may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

           (ii) As among the Trustees and the Administrators, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                (A) establishing and maintaining the Payment Account and appointing Paying Agents (subject to Section 5.09);

               (B) receiving the Debentures;

                (C) collecting interest, principal and any other payments made in respect of the Debentures in the Payment
Account;

                  (D) distributing amounts owed to the Securityholders in respect of the Trust Securities;

                (E) exercising all of the rights, powers and privileges of a holder of the Debentures;

                 (F) sending notices of defaults and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                (G) distributing the Trust Property in accordance with the terms of this Trust Agreement;

                 (H) to the extent provided in this Trust Agreement, winding up the affairs of and liquidation of the Trust and the executing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                (I) after an Event of Default, taking any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder); and

                (J) registering transfers of the Trust Securities in accordance with this Trust Agreement (if at such time the Property Trustee shall be the Securities Registrar).

     (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees and the Administrators acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees acting on behalf of the Trust shall not (i) acquire any assets or investments (other than the Debentures as provided herein), reinvest the proceeds derived from investments, possess any power or otherwise act in such a way as to vary the Trust Property or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a grantor trust for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, (v) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Trust Securities, or
(vi) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrators shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

     (c) In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

           (i) preparing for filing by the Trust with the Commission and executing on behalf of the Trust a registration statement on Form S-3 in relation to the Capital Securities, including any amendments thereto;

            (ii) determining the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and doing any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advising the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

           (iii) preparing for filing by the Trust and executing on behalf of the Trust an application to the New York Stock Exchange or any other national stock exchange or the NASDAQ National Market for listing upon notice of issuance of any Capital Securities;

           (iv) preparing for filing by the Trust with the Commission and executing on behalf of the Trust a registration statement on Form 8-A relating to the registration of the Capital Securities under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments thereto;

           (v) negotiating the terms of, and executing and delivering, the Purchase Agreement providing for the sale of the Capital Securities; and

          (vi) taking any other actions necessary or desirable to carry out any of the foregoing activities.

     (d) Notwithstanding anything herein to the contrary, the Administrators are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, or taxed as a corporation or a partnership for United States federal income tax purposes and so that the Trust will qualify as a grantor trust for United States federal income tax purposes and the Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, the Depositor and the Administrators are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust, as amended from time to time, or this Trust Agreement, that each of the Depositor and the Administrators determines in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

Section 2.08. Assets of Trust.
     The assets of the Trust shall consist of the Trust Property.

Section 2.09. Title to Trust Property.

     Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Securityholders in accordance with this Trust Agreement.


                                   ARTICLE III

                                 Payment Account

Section 3.01. Payment Account.

      (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held in the Payment Account by the Property Trustee or other applicable Paying Agent for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

      (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested pending distribution thereof.


                                   ARTICLE IV

                            Distributions; Redemption

Section 4.01. Distributions.

       (a) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from January 10, 1997 and, except in the event that the Depositor exercises its right to extend the interest payment period for the Debentures pursuant to the Indenture, shall be payable semi-annually in arrears on January 10 and July 10 of each year, commencing on July 10, 1997. If any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.01(a) a "Distribution Date").

      (b) The Trust Securities represent undivided beneficial interests in the Trust Property, and, subject to Section 4.03 hereof, all Distributions will be made pro rata on each of the Trust Securities. Distributions on the Trust Securities shall be payable at a rate of 8.47% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any full semi-annual period shall be computed on the basis of a 360- day year of twelve 30-day months and, for any period less than a full period, on the basis of a 360-day year of twelve 30 day months and the actual number of days ela psed in a partial month in a period. If the interest payment period for the Debentures is extended pursuant to the Indenture, then the rate per annum at which Distributions on the Trust Securities accumulate shall be increased by an amount such that the aggregate amount of Distributions that accumulate on all Trust Securities during any such extended interest payment period is equal to the aggregate amount of interest (including interest payable on unpaid interest at the percentage rate per annum set forth above, compounded semi-annually) that accrues during any such extended interest payment period on the Debentures. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

      (c) Distributions on the Trust Securities shall be made from the Payment Account by the Property Trustee or other applicable Paying Agent and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

     (d) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Capital Securities do not remain in book-entry-only form, the relevant record date shall be the date 15 days prior to the relevant Distribution Date.

Section 4.02. Redemption.

      (a) On each Debenture Redemption Date, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

      (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 20 nor more than 90 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

        (i)    the Redemption Date;

        (ii)   the Redemption Price;

        (iii)  the CUSIP number;

        (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;

         (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after such date; and

         (vi) if the Capital Securities are no longer in book-entry only form, the place or places where Capital Securities Certificates are to be surrendered for payment of the Redemption Price.

      (c)The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

      (d)If the Trust, by action of the Property Trustee, gives a notice of redemption in respect of any Capital Securities, then, by 11:00 a.m., New York time, on the Redemption Date, subject to Section 4.02(c), the Property Trustee will, so long as the Capital Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Capital Securities funds sufficient to pay the Redemption Price for the Capital Securities being redeemed on such date and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of such Capital Securities. If the Capital Securities are no longer in book-entry-only form, the Property Trustee, by 11:00 a.m., New York time, on the Redemption Date, subject to Section 4.02(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the Redemption Price for the Capital Securities being redeemed on such date and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Owners of such Capital Securities upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price, but without interest, and such Trust Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused, and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     (e) If less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated 3% to the Common Securities and 97% to the Capital Securities. The particular Capital Securities to be redeemed shall be selected not more than 90 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple thereof) of the aggregate Liquidation Amount of Capital Securities of a denomination larger than $1,000. The Property Trustee shall promptly notify the Securities Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Capital Securities which has been or is to be redeemed.

Section 4.03. Subordination of Common Securities.

      (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Capital Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities then being redeemed, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Capital Securities then due and payable.

      (b) In the case of the occurrence of any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any related Event of Default under this Trust Agreement until the effect of such related Event of Default has been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Section 4.04. Payment Procedures.

      Subject to Section 4.02(d), payments in respect of the Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable distribution dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

Section 4.05. Tax Returns and Reports.

      The Administrators shall prepare (or cause to be prepared), at the Depositor's expense, and file all Federal, State and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrators shall (a) prepare and file (or cause to be prepared or filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the related Internal Revenue Service Form 1099 OID, or any successor form or the information required to be provided on such form. The Administrators shall provide the Depositor and the Property Trustee with a copy of all such returns, reports and schedules promptly after such filing or furnishing. The Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

Section 4.06.  Payments Under Indenture.

      Any amount payable hereunder to any Holder of Capital Securities shall be reduced by any amount of any corresponding payments such Holder (or Owner with respect to the Holder's Capital Securities) has directly received pursuant to
Section 508 of the Indenture.


                                    ARTICLE V

                          Trust Securities Certificates

Section 5.01. Initial Ownership.

      Upon the creation of the Trust and the contribution by the Depositor pursuant to Section 2.03 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

Section 5.02. The Trust Securities Certificates.

      (a) The Trust Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrator. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates.

      (b) The Capital Securities Certificate shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee. The signature shall be conclusive evidence that the Capital Security has been authenticated under this Trust Agreement.

      (c) A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.04.

      (d) Upon a written order of the Trust signed by an Administrator, the Property Trustee shall authenticate the Capital Securities for original issue. The aggregate number of Capital Securities outstanding at any time shall not exceed the number set forth Section 2.04 hereof.

      (e) The Property Trustee may appoint an authenticating agent acceptable to the Administrators to authenticate the Capital Securities. An authenticating agent may authenticate Capital Securities whenever the Property Trustee may do so. Each reference in this Trust Agreement to authenticate by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Depositor or an Affiliate.

Section 5.03. Delivery of Trust Securities Certificates.

      On the Closing Date and on any date on which Capital Securities are required to be delivered pursuant to the exercise of the overallotment option provided for in the Purchase Agreement, the Administrators shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.04 and 2.05, to be executed on behalf of the Trust as provided in
Section 5.02 and delivered to or upon a written order of the Depositor signed by its Chairman of the Board, its President, any Executive Vice President or any Vice President, without further corporate action by the Depositor, in authorized denominations.

Section 5.04. Registration of Transfer and Exchange of Capital Securities Certificates.

      A registrar appointed by the Depositor (the "Securities Registrar") shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.08, a register (the "Securities Register") in which, subject to such reasonable regulations as it may prescribe, the Securities Registrar shall provide for the registration of Trust Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Capital Securities Certificates as herein provided. The Property Trustee shall be the initial Securities Registrar; any successor Security Registrar shall be appointed in accordance with Section 2.07.

      Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 5.08, the Administrators or any one of them shall execute and deliver, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrator or Trustees. At the option of a Holder, Capital Securities Certificates may be exchanged for other Capital Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Capital Securities Certificates to be exchanged at the office or agency maintained pursuant to
Section 5.08. The Securities Registrar shall not be required to register the transfer of any Capital Securities that have been called for redemption, in whole or in part, except the unredeemed portion of any Capital Security being redeemed in part.

       Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Administrators and the Securities Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Capital Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Administrators in accordance with their customary practice.

      No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

Section 5.05. Mutilated, Destroyed, Lost or Stolen Trust Securities
Certificates.

      If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar, the Property Trustee and the Administrators such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrators, the Property Trustee or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrators or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

Section 5.06. Persons Deemed Securityholders.

      Prior to due presentation of a Trust Security Certificate for registration of transfer, the Administrators or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

Section 5.07. Access to List of Securityholders' Names and Addresses.

      In the event that the Property Trustee is no longer the Securities Registrar, the Administrators or the Depositor shall furnish or cause to be furnished (a) to the Property Trustee, quarterly not later than 10 days prior to a Distribution Date, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of the most recent record date and (b) to the Property Trustee, promptly after receipt by any Administrator or the Depositor of a request therefor from the Property Trustee in order to enable the Property Trustee to discharge its obligations under this Trust Agreement (including, without limitation, its obligation to pay Distributions in accordance with Section 4.01 hereof), in each case to the extent such information is in the possession or control of the Administrators or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee. The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights of the Property Trustee shall be as provided in the Trust Indenture Act. Each Holder, by receiving and holding a Trust Securities Certificate, and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrators accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 5.08. Maintenance of Office or Agency.

      The Property Trustee shall maintain in New York, New York, an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Capital Securities Certificates may be served. The Property Trustee shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency, which shall initially be at the office of Corporate Trust Administration of the Property Trustee.

Section 5.09. Appointment of Paying Agent.

     The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrators. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Administrators may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Property Trustee, and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrators and the Depositor, and, if applicable, the Property Trustee . In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrator shall appoint a successor that is acceptable to the Property Trustee (in the case of any other Paying Agent) and the Depositor to act as Paying Agent (which shall be a bank or trust company and have a combined capital and surplus of at least $50,000,000). The Administrators shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrators to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.01, 8.03 and 8.06 shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 5.10. Ownership of Common Securities by Depositor.

      On the Closing Date and on each other date provided for in Section 2.05, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, any attempted transfer of the Common Securities shall be void. The Administrators shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE".

Section 5.11. Book-Entry Capital Securities Certificates; Common Securities Certificate.

      (a) The Capital Securities Certificates, upon original issuance, will not be engraved but will be issued in the form of a printed or typewritten Capital Securities Certificate or Certificates representing Book-Entry Capital Securities Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Capital Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a Definitive Capital Securities Certificate representing such Owner's beneficial interest in such Capital Securities, except as provided in Section 5.13. Unless and until Definitive Capital Securities Certificates have been issued to the Owners thereof pursuant to Section 5.13:

           (i) the provisions of this Section 5.11(a) shall be in full force and effect;

          (ii) the Securities Registrar, the Paying Agent and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Capital Securities Certificates (including the payment of the Redemption Price of and Distributions on the Book-Entry Capital Securities and the giving of instructions or directions to Owners of Book-Entry Capital Securities) as the sole Holder of Book- Entry Capital Securities and shall have no obligations to the Owners thereof;

          (iii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this
Section 5.11 shall control; and

          (iv) the rights of the Owners of the Book-Entry Capital Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Capital Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Capital Securities to such Clearing Agency Participants.

      (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

Section 5.12. Notices to Clearing Agency.

      To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Capital Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

Section 5.13. Definitive Capital Securities Certificates.

      If (a) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Capital Securities Certificates, and the Depositor is unable to locate a qualified successor, (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Debenture Event of Default, Owners of Capital Securities representing beneficial interests aggregating at least a majority of the Liquidation Amount of the Outstanding Capital Securities advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Capital Securities, then the Clearing Agency shall notify all Owners of Capital Securities and the Trustees of the occurrence of any such event and of the availability of Definitive Capital Securities Certificates. Upon surrender to the Administrators of the Capital Securities Certificate or Certificates representing the Book Entry Capital Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrators, or any one of them, shall execute the Definitive Capital Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. The Definitive Capital Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrators, as evidenced by the execution thereof by the Administrators or any one of them.

Section 5.14. Rights of Securityholders.

      The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.09, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE VI

                    Acts of Securityholders; Meetings; Voting

Section 6.01. Limitations on Voting Rights.

      (a) Except as provided herein and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

      (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a majority in Liquidation Amount of all Outstanding Capital Securities; provided, however, that where such consent or approval under the Indenture would require the consent or approval of each holder of Debentures affected thereby, no such consent or approval shall be given by the Property Trustee without the prior written consent of each Holder of Outstanding Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Capital Securities, except by a subsequent vote of the Holders of Capital Securities. The Property Trustee shall notify all Holders of the Capital Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation or partnership for United States federal income tax purposes on account of such action and will continue to be classified as a grantor trust for United States federal income tax purposes.

      (c) Subject to Section 10.02(c) hereof, if any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to this Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of a majority in Liquidation Amount of the Outstanding Capital Securities.

Section 6.02. Notice of Meetings.

      Notice of all meetings of the Capital Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.08 to each Capital Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

Section 6.03. Meetings of Capital Securityholders.

     No annual meeting of Securityholders is required to be held. The Administrators, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Holders of 25% of the aggregate Liquidation Amount of the Outstanding Capital Securities and the Administrators or the Property Trustee may, at any time in their discretion, call a meeting of Capital Securityholders to vote on any matters as to which the Capital Securityholders are entitled to vote.

      Holders of 50% of the aggregate Liquidation Amount of the Outstanding Capital Securities, present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

      If a quorum is present at a meeting, an affirmative vote of the Holders of a majority of the aggregate Liquidation Amount of the Outstanding Capital Securities present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

Section 6.04. Voting Rights.

      Securityholders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

Section 6.05. Proxies, etc.

      At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrators, or with such other officer or agent of the Trust as the Administrators may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

Section 6.06. Securityholder Action by Written Consent.

      Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Holders of the proportion of the Outstanding Trust Securities, or class thereof required to approve such action shall consent to the action in writing.

Section 6.07. Record Date for Voting and Other Purposes.

      For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrators may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of any Distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders for such purposes.

Section 6.08. Acts of Securityholders.

      Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrator. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.01) conclusive, if made in the manner provided in this Section.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient. The ownership of Capital Securities shall be proved by the Securities Register.

      Any request, demand, authorization, direction, notice, consent, waiver or other act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

      Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

      If any dispute shall arise between the Securityholders and the Administrators or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

Section 6.09. Inspection of Records.

      Upon reasonable notice to the Administrators and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.



                                   ARTICLE VII

                         Representations and Warranties

Section 7.01. Representations and Warranties of the Trustee and the Administrators.

       The Property Trustee, the Delaware Trustee and the Administrator, each severally on behalf of, and solely as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

      (a) the Property Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and the Delaware Trustee is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware;

      (b) each of the Property Trustee and the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

      (c) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee, the Delaware Trustee and the Administrators in their capacity as such, and constitutes the valid and legally binding agreement of the Property Trustee, the Delaware Trustee and the Administrators in their capacity as such, enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

      (d) the execution, delivery and performance by the Property Trustee and the Delaware Trustee of this Trust Agreement and the issuance of the Trust Securities pursuant to this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of stockholders of the Property Trustee and such execution, delivery and performance will not (i) violate the Property Trustee's or the Delaware Trustee's charter or by-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking or trust powers of, the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

      (e) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein pursuant to this Trust Agreement require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing the banking or trust powers of the Property Trustee or under the laws of the United States or the State of Delaware;

      (f) there are no proceedings pending or, to the best of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee to enter into or perform its obligations as one of the Trustees under this Trust Agreement.



                                  ARTICLE VIII

                                  The Trustees

Section 8.01. Certain Duties and Responsibilities.

     (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in this Trust Agreement and, after an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The Trustees shall have all the privileges, rights, and immunities provided by the Delaware Business Trust Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release the Property Trustee from liability for its own negligent action, its own failure to act, or its own willful misconduct. To the extent that, at law or in equity, an Administrator has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrator shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrators otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrators.

      (b) All payments made by the Property Trustee or any other Paying Agent in respect of the Trust Securities shall be made only from the income and proceeds from the Trust Property. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the income and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.01(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

Section 8.02. Notice of Defaults; Direct Action by Securityholders.

      Within ninety days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.08, notice of such Event of Default to the Securityholders, the Administrators and the Depositor, unless such Event of Default shall have been cured or waived. If the Property Trustee fails to enforce its rights under this Trust Agreement or the Indenture, to the fullest extent permitted by law and subject to the terms of this Trust Agreement, any Securityholder may, after such Securityholder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against any Person to enforce the Property Trustee's rights under this Trust Agreement or the Indenture without first instituting a legal proceeding against the Property Trustee or any other Person. In addition, to the extent that any action under the Indenture is entitled to be taken by the holders of a specified percentage of the principal amount of the outstanding Debentures, Holders of the same percentage of the Liquidation Amount of the Outstanding Capital Securities may also take such action if such action is not taken by the Property Trustee after written notice from such Holders of a demand for such action satisfying any requirements of the Indenture or this Trust Agreement, including the requirements of Section 8.03(d) hereof. To the fullest extent permitted by law, the foregoing shall be in addition to and not in limitation of any direct rights provided to the holders of the Capital Securities under the terms of the Indenture including the right, without any notice or other demand on the Property Trustee, to institute suit for the enforcement of any payment of the principal of and any premium and interest on Debentures related to such series Capital Security as provided in Section 508 of the Indenture.

     Section 8.03. Certain Rights of Property Trustee. Subject to the provisions of Section 8.01.

      (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) if, other than during the occurrence and continuance of an Event of Default, (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions in this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Capital Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken. The Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

      (c) the Property Trustee may consult with counsel or other experts of its selection and the advice or opinion of such counsel or other experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

      (d) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

      (e) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and

      (f) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 8.04. Not Responsible for Recitals or Issuance of Securities.

      Except as provided in Article VII, the recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

Section 8.05. May Hold Securities.

       Except as provided in the definition of the term "Outstanding" in Article I, any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.08 and 8.13, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

Section 8.06. Compensation; Indemnity; Fees.

     The Depositor agrees:

      (a) to pay to the Trustees from time to time such compensation as shall have been agreed in writing with the Depositor for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

      (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

      (c) to indemnify each of the Trustees or any predecessor Trustee for, and to hold the Trustees harmless against, any and all loss, damage, claims, liability, penalty or expense including taxes (other than taxes based on the income of such Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      No Trustee may claim any Lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.06.

      The provisions of this Section 8.06 shall survive the termination of this Trust Agreement.

Section 8.07. Corporate Property Trustee Required; Eligibility of Trustees.

      (a) There shall at all times be a Property Trustee hereunder. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

      (b) There shall at all times be one or more Administrators hereunder. Each Administrator shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

      (c) There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

Section 8.08. Conflicting Interests.

      If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

Section 8.09. Co-Trustees and Separate Trustee.

      Unless a Debenture Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrators, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrators, the Depositor shall for such purpose join with the Administrators in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bond such entity.

     Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

      Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

     (a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

      (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties, and obligations shall be exercised and performed by such co-trustee or separate trustee.

      (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default under the Indenture has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

      (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee, or any other trustee hereunder.

      (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

      (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 8.10. Resignation and Removal; Appointment of Successor.

      No resignation or removal of any Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

     Any Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders.

      Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time only by Act of the Holders of a majority in Liquidation Amount of the Capital Securities, delivered to the Trustee (in its individual capacity and on behalf of the Trust). An Administrator may be removed by the Holder of Common Securities at any time.

   If the instrument of acceptance by the successor Trustee required by Section
8.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Trustee.

     If any Trustee shall resign or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Holder of Common Securities, by Act of the Holder of Common Securities delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees and the Trust, and the retiring Trustee shall comply with the applicable requirements of
Section 8.11. If the Property Trustee or the Delaware Trustee shall resign or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default is continuing, the Holder of Capital Securities, by Act of the Securityholders of a majority in Liquidation Amount of the Capital Securities then Outstanding delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If an Administrator shall resign or become incapable of acting as Administrator, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holder of Common Securities shall appoint a successor Administrator. If no successor Trustee shall have been so appointed by the Holder of Common Securities or the Holder Preferred Securities and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

      The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.08 and shall give notice to the Depositor. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

     Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrator or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrators if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrators set forth in Section 8.07).

Section 8.11. Acceptance of Appointment by Successor.

     In case of the appointment hereunder of a successor Trustee, the retiring Trustee and each successor Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such amendment shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee and the Trust; but, on request of the Trust or any successor Trustee such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all Trust Property, all proceeds thereof and money held by such retiring Trustee hereunder.

      Upon request of any such successor Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 8.12. Merger, Conversion, Consolidation or Succession to Business.

      Any Person into which the Property Trustee, the Delaware Trustee or any Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 8.13. Preferential Collection of Claims Against Depositor or Trust.

      If and when the Property Trustee or the Delaware Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), the Property Trustee or the Delaware Trustee, as the case may be, shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).

Section 8.14. Reports by Property Trustee.

     (a) Within 60 days after May 15 of each year commencing with May 15, 1997 the Property Trustee shall transmit to all Securityholders in accordance with
Section 10.08, and to the Depositor, a brief report dated as of such May 15 with respect to:

           (i) its eligibility under Section 8.07 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

          (ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such May 15 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such non-compliance; and

           (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

      (b) In addition the Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

      (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each stock exchange upon which the Trust Securities are listed, with the Commission and with the Depositor.

Section 8.15. Reports to the Property Trustee.

      The Depositor and the Administrators on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by
Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Property Trustee is for informational purposes only and the Property Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Depositor's compliance with any of its covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on Officers' Certificates).

Section 8.16. Evidence of Compliance with Conditions Precedent.

      Each of the Depositor and the Administrators on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

Section 8.17. Number of Trustees.

      (a) The number of Trustees shall be five, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrators.

      (b) If a Trustee ceases to hold office for any reason and the number of Administrators is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 8.10.

     (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrators shall occur, until such vacancy is filled by the appointment of an Administrator in accordance with
Section 8.10, the Administrators in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrators and shall discharge all the duties imposed upon the Administrators by this Trust Agreement.

Section 8.18. Delegation of Power.

      (a) Any Administrator may, by power of attorney consistent with applicable law, delegate to any natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.07(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

      (b) the Administrators shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrators or otherwise as the Administrators may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

Section 8.19. Voting.

      Except as otherwise provided in this Trust Agreement, the consent or vote of the Trustees shall be approved by not less than a majority of the Administrators.



                                   ARTICLE IX

                           Termination and Liquidation

Section 9.01. Termination Upon Expiration Date.

      Unless earlier terminated, the Trust shall automatically terminate on December 31, 2045 (the "Expiration Date"), following the distribution of the Trust Property in accordance with Section 9.04.

Section 9.02. Early Termination.

      The first to occur of any of the following events is an "Early Termination Event":

      (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

      (b) the occurrence of a Tax Event or an Investment Company Event (each, a "Special Event"), or the Trust is not or will not be taxed as a grantor trust for United States federal income tax purposes but a Tax Event has not occurred (a "Grantor Trust Event"), and written direction to the Property Trustee from the Depositor within 90 days of such Special Event or Grantor Trust Event (which direction is optional and wholly within the discretion of the Depositor) at any time to terminate the Trust and distribute Debentures to Securityholders in accordance with Section 9.04 exchange for the Capital Securities; provided, however, that the Property Trustee shall have first received an Opinion of Counsel to the effect that such distribution will not be a taxable event to the Holders;

     (c) the redemption of all of the Capital Securities;

      (d) an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction; and

      (e) the written direction to the Property Trustee from the Deposition at any time to terminate the Trust and distribute the Debentures to securityholders in exchange for Capital Securities; provided, however, that the Property Trustee shall have first received an Opinion of Counsel to the effect that such distribution will not be a taxable event to the Holders.

Section 9.03. Termination.

      The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.04, or upon the redemption of all of the Trust Securities pursuant to Section 4.02, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrators, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

Section 9.04. Liquidation.

      (a) If an Early Termination Event specified in clause (a), (b), (d) or (e) of Section 9.02 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 9.04(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

          (i) state the Liquidation Date;

           (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

           (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for certificates evidencing Debentures, or, if Section 9.04(d) applies, receive a Liquidation Distribution, as the Administrators or the Property Trustee shall deem appropriate.

      (b) Except where Section 9.02(c) or 9.04(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

      (c) Except where Section 9.02(c) or 9.04(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrators or their agent for exchange, (iii) the Depositor shall use its reasonable efforts to have the Securities listed on the New York Stock Exchange or such other exchange as the Capital Securities are then listed and shall take any reasonable action necessary to effect the distribution of the Securities,
(iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments or interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

      (d) In the event that, notwithstanding the other provisions of this
Section 9.04, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities, and no Liquidation Distribution will be paid to the Holders of the Common Securities unless and until receipt by the Holder of the Capital Securities of the entire Liquidation Distribution payable in respect thereof.


                                    ARTICLE X

                            Miscellaneous Provisions


Section 10.01. Limitation of Rights of Securityholders.

      The death or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Section 10.02. Amendment.

     (a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Securityholders, to cure any ambiguity, defect or inconsistency or make any other change which does not adversely affect in any material respect the interests of any Holder of Capital Securities. Any amendments of this Trust Agreement pursuant to Section 10.02(a) shall become effective when notice thereof is given to the Securityholders.

      (b) Except as provided in Section 10.02(a) and 10.02(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with the consent of Holders of a majority of the Liquidation Amount of the Outstanding Capital Securities.

      (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), this Trust Agreement may not be amended to (i) change the amount, timing, or currency of any Distribution or Liquidation Distribution on the Trust Securities or otherwise adversely affect the amount or method of payment of any Distribution or Liquidation Distribution required to be made in respect of the Trust Securities as of a specified date; (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date;
(iii) modify the first sentence of Section 2.06 hereof; (iv) authorize or issue any interest in the Trust other than as contemplated by this Trust Agreement as of the date hereof; (v) change the Redemption Price; or (vi) affect the limited liability of any Holder of Capital Securities, and notwithstanding any other provision herein without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), paragraphs (b) and (c) of this Section 10.02 may not be amended.

      (d) Notwithstanding any other provisions of this Trust Agreement, no amendment to this Trust Agreement shall be made without receipt by the Trust of an Opinion of Counsel to the effect that such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or its exemption from regulation as an "investment company" under the 1940 Act.

      (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

      (f) In the event that any amendment to this Trust Agreement is made, the Administrators shall promptly provide to the Depositor a copy of such amendment.

      (g) In executing any amendment to the Trust Agreement, the Property Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Trust Agreement. The Trustee may, but shall not be obligated to, enter into any amendment to this Trust Agreement which affects the Trustee's own rights, duties or immunities under this Trust Agreement or otherwise.

Section 10.03. Separability.

      In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.04. Governing Law.

      THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

Section 10.05. Payments Due on Non-Business Day.

      If the date fixed for any payment on any Trust Security shall be a day which is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day which is a Business Day (except as otherwise provided therein, with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

Section 10.06. Successors.

      This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Trust or successor Trustee or both, including any successor by operation of law.

Section 10.07. Headings.

      The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

Section 10.08. Reports, Notices and Demands.

      Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of a Capital Security, to such Holder of a Capital Security as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Holder of a Common Security or the Depositor, to USF&G Corporation, 100 Light Street, Baltimore, Maryland 21202, Attention: Treasurer, facsimile no.: (410) 547-3000. Any notice to Holders of Capital Securities shall also be given to such Owners as have, within two years preceding the giving of such notice, filed their names and addresses with the Property Trustee for that purpose. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

      Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Administrators shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to The Bank of New York, 101 Barclay Street. 21W, New York, New York 10286, Attention: Corporate Trust Trustee Administration; (b) with respect to the Delaware Trustee, to The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711; and (c) with respect to the Administrators, to them at the address above for notices to the Depositor, marked "Attention: Administrators of USF&G Capital II c/o Treasury Department." Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

Section 10.09. Agreement Not to Petition.

     Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor or any of the Trustees takes action in violation of this Section 10.09, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor or any of the Trustees, as applicable, against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert. The provisions of this Section 10.09 shall survive the termination of this Trust Agreement.

Section 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.

     (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

      (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

      (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

     (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

Section 10.11. Acceptance of Terms of Trust Agreement, Guarantee and Indenture.

   THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.



USF&G CORPORATION



By: /s/ Dan L. Hale


Name: Dan L. Hale

Title: Executive Vice President,

  Chief Financial Officer



THE  BANK  OF  NEW  YORK,

as Property Trustee


By: /s/ Byron Merino


Name: Byron Merino

Title: Assistant Treasurer





THE BANK OF NEW YORK (DELAWARE),

as Delaware Trustee



By: /s/ Joseph G. Ernst


Name: Joseph G. Ernst

Title: Assistant Vice President




/s/ J. Kendall Huber

J. Kendall Huber,

as Administrator



/s/ Toby Slodden

Toby Slodden,

as Administrator



/s/ John Hoffen

John Hoffen,

as Administrator

                                                                     EXHIBIT A


                              CERTIFICATE OF TRUST

                                       OF

                                USF&G CAPITAL II

     THIS CERTIFICATE OF TRUST of USF&G Capital II (the "Trust"), dated December 28, 1995, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).

     (i) Name. The name of the business trust being formed hereby is USF&G Capital II.

     (ii) Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

     (iii) Counterparts. This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

     (iv) Effective Date. This Certificate of Trust shall be effective as of its filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                              THE BANK OF NEW YORK,
                                as Trustee


_______________________________ By_____________________________

-----                           -----
J. Kendall Huber, as Trustee                              Name:
                                -----------------------
                                                         Title:
                                -----------------------

                                THE BANK OF NEW YORK (DELAWARE),
                                as Trustee


                                By_____________________________
                                -----
                                                          Name:
                                -----------------------
                                                         Title:
                                -----------------------


                      THIS CERTIFICATE IS NOT TRANSFERABLE

                               Certificate Number
                                       C-1


                           Number of Common Securities

                                    ---------

                    Certificate Evidencing Common Securities
                                       of
                                USF&G Capital II

                              __% Common Securities
                 (liquidation amount $1,000 per Common Security)

   USF&G Capital II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that USF&G Corporation (the "Holder") is the registered owner of ____________________ (_______) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the __% Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). In accordance with
Section 5.10 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of January __, 1997, as the same may be amended from time to time (the "Trust Agreement"). The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

   Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

   IN WITNESS WHEREOF, at least one of the Administrators of the Trust has executed this certificate this ___ day of January, 1997.



USF&G CAPITAL II


By:


Name: J. Kendall Huber

Administrator

                    AGREEMENT AS TO EXPENSES AND LIABILITIES

    AGREEMENT dated as of January __, 1997, between USF&G Corporation, a Maryland Corporation ("USF&G"), and USF&G Capital II, a Delaware business trust (the "Trust").

   WHEREAS, the Trust intends to issue and sell ___% Capital Securities, Series A (the "Capital Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of January __, 1997, as the same may be amended from time to time (the "Trust Agreement") and purchase debentures from USF&G (the "Debentures");

  NOW, THEREFORE, in consideration of the purchase by each holder of the Capital Securities, the proceeds from which shall be used to purchase the Debentures, which purchase USF&G hereby agrees shall benefit USF&G and which purchase USF&G acknowledges will be made in reliance upon the execution and delivery of this Agreement, USF&G and the Trust hereby agree as follows:


                                    ARTICLE I

   Section 1.01. Guarantee by USF&G. Subject to the terms and conditions hereof, USF&G hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Capital Securities the amounts due such holders pursuant to the terms of the Capital Securities. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

  Section 1.02. Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Capital Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Capital Securities or any Beneficiary must restore payment of any sums paid under the Capital Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by USF&G and The Bank of New York as guarantee trustee or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

   Section 1.03. Waiver of Notice. USF&G hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and USF&G hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

   Section 1.04. No Impairment. The obligations, covenants, agreements and duties of USF&G under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

   (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

   (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

  (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

   There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, USF&G with respect to the happening of any of the foregoing.

   Section 1.05. Enforcement. A Beneficiary may enforce this Agreement directly against USF&G and USF&G waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against USF&G.


                                   ARTICLE II

   Section 2.01. Binding Effect. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of USF&G and shall inure to the benefit of the Beneficiaries.

    Section 2.02. Amendment. So long as there remains any Beneficiary or any Capital Securities are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Capital Securities.

    Section 2.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

  USF&G Capital II
  c/o USF&G Corporation
  100 Light Street
  Baltimore, Maryland  21202
  Facsimile No.:  (410) 547-3700
  Attention: Treasurer

  USF&G Corporation
  100 Light Street
  Baltimore, Maryland 21202
  Facsimile No.: (410) 547-3700
  Attention:  Treasurer

   Section 2.04 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

   THIS AGREEMENT is executed as of the day and year first above written.



USF&G CORPORATION


By:
                                   -

Name:

Title:



USF&G CAPITAL II


By:
                                   -

Name: J. Kendall Huber

Administrator


                               Certificate Number
                                       --


                          Number of Capital Securities

                              CUSIP NO. __________


                    Certificate Evidencing Capital Securities
                                       of
                                USF&G Capital II

                            ____% Capital Securities,
                                    Series B
                (liquidation amount $1,000 per Capital Security)

   USF&G Capital II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of one hundred thousand (100,000) capital securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the USF&G Capital II __% Capital Securities, Series B (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.04 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of January __, 1997, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by USF&G Corporation, a Maryland corporation, and The Bank of New York as guarantee trustee, dated as of January __, 1997 (the "Guarantee") to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

   Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

   IN WITNESS WHEREOF, at least one of the Administrators of the Trust has executed this certificate this __th day of January, 1997.



USF&G CAPITAL II


By:
                                        -

Name: J. Kendall Huber

Administrator




This Capital Security is a Book-Entry Capital Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

Unless this Capital Security is presented by an authorized representative of The Depository Trust Company, a New York corporation, (55 Water Street, New York) to USF&G Capital II or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:









(Insert assignee's social security or tax identification number)






(Insert address and zip code of assignee)


and irrevocably appoints









agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date:


Signature:
(Sign exactly as your name appears on the other side of this Capital Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                USF&G CORPORATION


                                       To



                              THE BANK OF NEW YORK

                                     Trustee




                                    Indenture


                          Dated as of January 10, 1997



                                TABLE OF CONTENTS



Recitals of the Company                                                       1

                                   ARTICLE ONE

             Definitions and Other Provisions of General Application

Section 101. Definitions                                                      1
   Act                                                                        2
   Additional Interest                                                        2
   Affiliate                                                                  2
   Authenticating Agent                                                       2
   Board of Directors                                                         2
   Board Resolution                                                           2
   Business Day                                                               2
   Capital Securities                                                         2
   Commission                                                                 2
   Common Security                                                            3
   Company                                                                    3
   Company Request                                                            3
   Company Order                                                              3
   Corporate Trust Office                                                     3
   Corporation                                                                3
   Defaulted Interest                                                         3
   Depositary                                                                 3
   Event of Default                                                           3
   Exchange Act                                                               3
   Extension Period                                                           3
   Global Security                                                            3
   Guarantee                                                                  3
   Hedging Obligations                                                        3
   Holder                                                                     4
   Indebtedness                                                               4
   Indenture                                                                  4
   Intercompany Indebtedness                                                  4
   Interest                                                                   4
   Interest Payment Date                                                      4
   Junior Subordinated Payment                                                5
   Maturity                                                                   5
   Notice of Default                                                          5
   Officers' Certificate                                                      5
   Opinion of Counsel                                                         5
   Original Issue Discount Security                                           5
   Outstanding                                                                5
   Paying Agent                                                               6
   Person                                                                     6
   Place of Payment                                                           6
   Predecessor Security                                                       6
   Proceeding                                                                 6
   Redemption Date                                                            6
   Redemption Price                                                           6
   Regular Record Date                                                        7
   Responsible Officer                                                        7
   Securities                                                                 7
   Securities Act                                                             7
   Security Register and Security Registrar                                   7
   Senior Indebtedness                                                        7
   Special Record Date                                                        8
   Stated Maturity                                                            8
   Subsidiary                                                                 8
   Trust Agreement                                                            8
   Trust Indenture Act                                                        8
   Trustee                                                                    8
   U.S. Government Obligations                                                8
   Vice President                                                             9

Section  102. Compliance Certificates and Opinions                            9

Section  103. Form of Documents Delivered to Trustee                          9

Section  104. Acts of Holders; Record Dates                                  10

Section  105. Notices, Etc., to Trustee and Company                          11

Section  106. Notice to Holders; Waiver                                      11

Section  107. Conflict with Trust Indenture Act                              12

Section  108. Effect of Headings and Table of Contents                       12

Section  109. Successors and Assigns                                         12

Section  110. Separability Clause                                            12

Section  111. Benefits of Indenture                                          12

Section  112. Governing Law                                                  12

Section  113. Legal Holidays                                                 13

Section  114. Personal Immunity from Liability for Incorporators,
              Stockholders, Etc.                                             13


                                   ARTICLE TWO

                                 Security Forms

Section  201. Forms Generally                                                13

Section  202. Form of Legend for Global Securities                           14

Section  203. Form of Trustee's Certificate of Authentication                14


                                  ARTICLE THREE

                                 The Securities

Section  301. Amount Unlimited; Issuable in Series                           14

Section  302. Denominations                                                  17

Section  303. Execution, Authentication, Delivery and Dating                 17

Section  304. Temporary Securities                                           19

Section  305. Registration; Registration of Transfer and Exchange            19

Section  306. Mutilated, Destroyed, Lost and Stolen Securities               21

Section  307. Payment of Interest; Interest Rights Preserved                 22

Section  308. Persons Deemed Owners                                          23

Section  309. Cancellation                                                   24

Section  310. Computation of Interest                                        24

Section  311. CUSIP Numbers                                                  24


                                  ARTICLE FOUR

                           Satisfaction and Discharge

Section  401. Satisfaction and Discharge of Indenture                        25

Section  402. Application of Trust Money                                     26


                                  ARTICLE FIVE

                                    Remedies

Section  501. Events of Default                                              26

Section  502. Acceleration of Maturity; Rescission and Annulment             28

Section  503. Collection of Indebtedness and Suits for Enforcement
              by Trustee                                                     29

Section  504. Trustee May File Proofs of Claim                               29

Section  505. Trustee May Enforce Claims Without Possession of Securities    30

Section  506. Application of Money Collected                                 30

Section  507. Limitation on Suits                                            31

Section  508. Unconditional Right of Holders to Receive Principal,
              Premium and Interest                                           32

Section  509. Restoration of Rights and Remedies                             32

Section  510. Rights and Remedies Cumulative                                 32

Section  511. Delay or Omission Not Waiver                                   32

Section  512. Control by Holders                                             33

Section  513. Waiver of Past Defaults                                        33

Section  514. Undertaking for Costs                                          34

Section  515. Waiver of Stay or Extension Laws                               34


                                   ARTICLE SIX

                                   The Trustee

Section  601. Certain Duties and Responsibilities                            35

Section  602. Notice of Defaults                                             35

Section  603. Certain Rights of Trustee                                      35

Section  604. Not Responsible for Recitals or Issuance of Securities         37

Section  605. May Hold Securities                                            37

Section  606. Money Held in Trust                                            37

Section  607. Compensation and Reimbursement                                 37

Section  608. Conflicting Interests                                          38

Section  609. Corporate Trustee Required; Eligibility                        38

Section  610. Resignation and Removal; Appointment of Successor              39

Section  611. Acceptance of Appointment by Successor                         40

Section  612. Merger, Conversion, Consolidation or Succession to Business    41

Section  613. Preferential Collection of Claims Against Company              41

Section  614. Appointment of Authenticating Agent                            42


                                  ARTICLE SEVEN

                Holders' Lists and Reports by Trustee and Company

Section  701. Company to Furnish Trustee Names and Addresses of Holders      43

Section  702. Preservation of Information; Communications to Holders         44

Section  703. Reports by Trustee                                             44

Section  704. Reports by Company                                             44


                                  ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease

Section  801. Company May Consolidate, Etc., Only on Certain Terms           45

Section  802. Successor Substituted                                          46


                                  ARTICLE NINE

                             Supplemental Indentures

Section  901. Supplemental Indentures Without Consent of Holders             46

Section  902. Supplemental Indentures With Consent of Holders                47

Section  903. Execution of Supplemental Indentures                           49

Section  904. Effect of Supplemental Indentures                              49

Section  905. Conformity with Trust Indenture Act                            49

Section  906. Reference in Securities to Supplemental Indentures             49


                                   ARTICLE TEN

                                    Covenants

Section 1001. Payment of Principal, Premium and Interest                     50

Section 1002. Maintenance of Office or Agency                                50

Section 1003. Money for Securities Payments to Be Held in Trust              50

Section 1004. Statement by Officers as to Default                            51

Section 1005. Additional Covenants                                           52

Section 1006. Waiver of Certain Covenants                                    53

Section 1007. Calculation of Original Issue Discount                         53


                                 ARTICLE ELEVEN

                            Redemption of Securities

Section 1101. Applicability of Article                                       53

Section 1102. Election to Redeem; Notice to Trustee                          53

Section 1103. Selection by Trustee of Securities to Be Redeemed              54

Section 1104. Notice of Redemption                                           54

Section 1105. Deposit of Redemption Price                                    55

Section 1106. Securities Payable on Redemption Date                          55

Section 1107. Securities Redeemed in Part                                    56


                                 ARTICLE TWELVE

                                  Sinking Funds

Section 1201. Applicability of Article                                       56

Section 1202. Satisfaction of Sinking Fund Payments with Securities          56

Section 1203. Redemption of Securities for Sinking Fund                      57


                                ARTICLE THIRTEEN

                           Subordination of Securities

Section 1301. Securities Subordinate to Senior Indebtedness                  57

Section 1302. Payment over of Proceeds Upon Dissolution, Etc.                57

Section 1303. Prior Payment to Senior Indebtedness Upon Acceleration
              of Securities                                                  59

Section 1304. No Payment When Senior Indebtedness in Default                 59

Section 1305. Payment Permitted if No Default                                60

Section 1306. Subrogation to Rights of Holders of Indebtedness               60

Section 1307. Provisions Solely to Define Relative Rights                    61

Section 1308. Trustee to Effectuate Subordination                            61

Section 1309. No Waiver of Subordination Provisions                          62

Section 1310. Notice to Trustee                                              62

Section 1311. Reliance on Judicial Order or Certificate of Liquidating Agent 63

Section 1312. Trustee Not Fiduciary For Holders of Senior Indebtedness       63

Section 1313. Rights of Trustee as Holder of Senior Indebtedness;
              Preservation of Trustee's Rights                               64

Section 1314. Article Applicable to Paying Agents                            64

Testimonium                                                                  65

Signatures and Seals                                                         65


     INDENTURE, dated as of January 10, 1997, between USF&G CORPORATION, a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company"), having its principal office at 100 Light Street, Baltimore, Maryland 21202, and THE BANK OF NEW YORK, a corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").


                             Recitals of the Company

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its junior subordinated debentures (herein called the "Securities"), to be issued in one or more series to evidence the loans to be made to the Company of the proceeds from the issuance from time to time by one or more business trusts (each a "Trust" and, collectively, the "Trusts") of preferred trust interests in such Trusts (the "Capital Securities") and common trust interests in such Trusts (the "Common Securities").

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     Now, Therefore, This Indenture Witnesseth:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:


                                   ARTICLE ONE

             Definitions and Other Provisions of General Application

Section 101.  Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

     (4) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture; and

     (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Act", when used with respect to any Holder, has the meaning specified in
Section 104.

     "Additional Interest" has the meaning specified in Section 301.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

     "Board of Directors" means either (i) the board of directors of the Company, the executive committee of such board of directors or any other duly authorized committee of directors and/or officers appointed by such board of directors or executive committee, or (ii) one or more duly authorized officers of the Company to whom the board of directors of the Company or a committee thereof has delegated the authority to act with respect to the matters contemplated by this Indenture.

     "Board Resolution" means (i) a copy of a resolution certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification or (ii) a certificate signed by the authorized officer or officers of the Company to whom the board of directors of the Company or a committee thereof has delegated its authority (as described in the definition of Board of Directors), and in each case, delivered to the Trustee.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed, or (c) a day on which the Corporate Trust Office is closed for business.

     "Capital Securities" has the meaning stated in the first recital of this Indenture.

     "Commission" means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Security" has the meaning stated in the first recital of this Indenture.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by (i) any two of the following individuals: the Chairman, the President, an Executive Vice President or a Vice President, or
(ii) by one of the foregoing individuals and by any other Vice President, the Treasurer, an Assistant Treasurer, the Corporate Secretary or an Assistant Corporate Secretary, or any other individual authorized by the Board of Directors for such purpose, and delivered to the Trustee.

     "Corporate Trust Office" means the principal office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be administered, which at the date hereof is 101 Barclay Street, 21 West, New York, New York 10286.

     "Corporation" means a corporation, association, company, joint-stock company or business trust or other similar entity.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Depositary" means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

     "Event of Default" has the meaning specified in Section 501.

     "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

     "Extension Period" has the meaning specified in Section 301.

     "Global Security" means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 202 (or such legend as may be specified as contemplated by Section 301 for such Securities).

     "Guarantee" means any guarantee that the Company may enter into with a Trust for the benefit of holders of Capital Securities of such Trust.

     "Hedging Obligations" means, with respect to any Person, all obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts, currency swap agreements or similar agreements, and (iii) other agreements or arrangements designed to protect such Person against fluctuations, or otherwise to establish financial hedges in respect of, exchange rates, currency rates or interest rates.

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "Indebtedness" means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation of such Person, (vi) every Hedging Obligation, (vii) every obligation of others secured by a lien on any asset of such Person, whether or not such obligation is assumed by such Person, (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise, and (ix) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to any liability of the kind described in any of the preceding clauses (i) through (viii).

     "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term "Indenture" shall also include the terms of particular series of Securities established as contemplated by Section 301.

     "Intercompany Indebtedness" means Indebtedness of the Company to any of its directly or indirectly owned Subsidiaries.

     "Interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

     "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

     "Junior Subordinated Payment" has the meaning specified in Section 1302.

     "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Notice of Default" means a written notice of the kind specified in
Section 501(4).

     "Officers' Certificate" means a certificate signed by (i) any two of the following individuals: the Chairman, the President, an Executive Vice President or a Vice President, or (ii) by one of the foregoing individuals and by any other Vice President, the Treasurer, an Assistant Treasurer, the Corporate Secretary or an Assistant Corporate Secretary, or any other individual authorized by the Board of Directors for such purpose, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of legal counsel, who may be legal counsel for the Company, and who shall be reasonably satisfactory to the Trustee.

     "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

     (1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

     (3) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) above, of the amount determined as provided in such Clause), and (C) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (other than a Trust to which such Securities have been issued) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (other than a Trust to which such Securities have been issued).

     "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

     "Person" means any individual, Corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by
Section 301.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Proceeding" has the meaning specified in Section 1302.

     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

     "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

     "Senior Indebtedness" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent that such claim for post-petition interest is allowed in such proceeding) payable on, and fees, expenses, reimbursement obligations, indemnity obligations and other amounts due on or in connection with, any Indebtedness incurred, assumed or guaranteed by the Company, whether on or prior to the date of the Indenture or thereafter incurred, assumed or guaranteed, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities or to other Indebtedness which is pari passu with the Securities. Without limiting the generality of the foregoing, Senior Indebtedness shall include (i) the Company's Zero Coupon Convertible Subordinated Notes due 2009 and (ii) Intercompany Indebtedness, but does not include the Company's 8 1/2% Deferrable Interest Junior Subordinated Debentures, Series A (which shall rank pari passu with the Securities).

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

     "Subsidiary" means, at any time, a Corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, at such time by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Trust Agreement" means any agreement establishing a Trust, as the same may be amended, modified, supplemented or restated.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

     "U.S. Government Obligations", means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

Section 102.  Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include,

     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.  Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.  Acts of Holders; Record Dates.

     Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent lists of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

     The ownership of Securities shall be proved by the Security Register.

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 105.  Notices, Etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

Section 106.  Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 107.  Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108.  Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109.  Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110.  Separability Clause.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111.  Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112.  Governing Law.

     This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York without regard to the conflict of law principles thereof.

Section 113.  Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day (except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, shall be the immediately preceding Business Day) with the same force and effect as though made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue thereon for the period after such Interest Payment Date, Redemption Date or Stated Maturity.

Section 114.  Personal Immunity from Liability for Incorporators,
              Stockholders, Etc.

     No recourse shall be had for the payment of the principal or premium, of any, or interest, if any, on any Security, or for any claim based thereon, or otherwise in respect of any Security, or based on or in respect of this Indenture or any indenture supplemental hereto, against any incorporator, or against any past, present or future stockholder, director or officer, as such, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issue of Securities.


                                   ARTICLE TWO

                                 Security Forms

Section 201.  Forms Generally.

     The Securities of each series shall be in substantially the form established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

     The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 202.  Form of Legend for Global Securities.

     Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Section 203.  Form of Trustee's Certificate of Authentication.

     The Trustee's certificates of authentication shall be in substantially the following form:

     This is one of the Securities referred to in the within-mentioned
Indenture.

                                     THE BANK OF NEW YORK,
                                     As Trustee


                                     By
                                     Authorized Signatory


                                  ARTICLE THREE

                                 The Securities

Section 301.  Amount Unlimited; Issuable in Series.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 303, set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

     (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

     (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to
Section 303, are deemed never to have been authenticated and delivered hereunder);

     (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

     (4) the date or dates on which the principal of any Securities of the series is payable, and the circumstances under which such date or dates may be extended;

     (5) the rate or rates at which any Securities of the series shall bear interest, if any, the extent to which additional interest amounts ("Additional Interest"), if any, shall be payable in respect of any Securities of such series, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, the Regular Record Date for any such interest payable on any Interest Payment Date and the right, if any, of the Company to extend the interest payment periods and the duration of such extension (an "Extension Period");

     (6) the place or places where the principal of, premium and interest on any Securities of the series shall be payable;

     (7) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

     (8) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

     (9) if other than denominations of $25.00 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

     (10) if the amount of principal of, premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

     (11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of "Outstanding" in Section 101;

     (12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

     (13) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

     (14) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 202 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

     (15) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

     (16) any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series; and

     (17) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

     If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

     The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Thirteen.

Section 302.  Denominations.

     The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $25.00 and any integral multiple thereof.

Section 303.  Execution, Authentication, Delivery and Dating.

     The Securities shall be executed on behalf of the Company by its Chairman, its President, any Executive Vice President, any Vice President, its Treasurer or Assistant Treasurer, under its corporate seal reproduced thereon, attested by its Corporate Secretary or one of its Assistant Corporate Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication of such Securities, and the Trustee in accordance with the Company Order shall authenticate and make available for delivery such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

     (1) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

     (2) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

     (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

     Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

     Each Security shall be dated the date of its authentication.

     No Security shall entitle the Holder thereof to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 304.  Temporary Securities.

     Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 305. Registration; Registration of Transfer and Exchange.

     The Company shall maintain or cause to be maintained an office or agency where the Securities may be presented for registration of transfer or for exchange ("Security Registrar"). The Security Registrar shall keep a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall initially be kept at the Corporate Trust Office of the Trustee in New York, New York, and the Trustee is hereby appointed Security Registrar for the purpose of registering Securities and transfers of Securities as herein provided. The Company shall give prompt written notice to the Trustee of any change of location of such office or agency. If at any time the Company shall fail to maintain or cause to be maintained any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations may be made or served at the Corporate Trust Office of the Trustee and the Trustee shall act as Security Registrar and shall be entitled to appropriate compensation therefor. The Company or any Affiliate of the Company may act as Security Registrar or co-Registrar.

     Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

     At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at the office or agency of the Company in a place of payment for that series. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

     If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

     (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

     (2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary,
(B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (C) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

     (3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

     (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

Section 306.  Mutilated, Destroyed, Lost and Stolen Securities.

     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307.  Payment of Interest; Interest Rights Preserved.

     Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Clause. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in
Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

     (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid (including any Additional Interest), and to accrue, which were carried by such other Security.

Section 308.  Persons Deemed Owners.

     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest (including any Additional Interest) on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 309.  Cancellation.

     All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order; provided, however, that the Trustee may, but shall not be required to, destroy such cancelled Securities.

Section 310.  Computation of Interest.

     Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311.  CUSIP Numbers.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                  ARTICLE FOUR

                           Satisfaction and Discharge

Section 401.  Satisfaction and Discharge of Indenture.

     This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (1) either

        (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money or U.S. Government Obligations has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

        (B) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) of clause B above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money or U.S. Government Obligations, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

Section 402.  Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 401 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.


                                  ARTICLE FIVE

                                    Remedies

Section 501.  Events of Default.

     "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Thirteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) default in the payment of any interest (including any Additional Interest) upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

     (2) default in the payment of the principal of or any premium on any Security of that series whether due at its Maturity, upon redemption, by declaration or otherwise; or

     (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

     (4) default, in any material respect, in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series or by the holders of at least 25% in aggregate liquidation preference amount of the related series of Capital Securities then outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (5 the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

     (6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

     (7) any other Event of Default provided with respect to Securities of that series.

Section 502.  Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series or if such Holders of such Securities and the Trustee fail to make such declaration, the holders of not less than 25% in aggregate liquidation preference amount of the related series of Capital Securities then outstanding, may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders or holders of the related Capital Securities) and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

     At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, or if such declaration has been made by the holders of the related series of Capital Securities, the holders of a majority in aggregate liquidation preference amount of the related series of Capital Securities then outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

        (A) all overdue interest (including any Additional Interest) on all Securities of that series,

        (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

        (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

        (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

     (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.  Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company covenants that if

     (1) default is made in the payment of any interest (including any Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

     (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest (including any Additional Interest) and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, premium and any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and the holders of the related Capital Securities by such appropriate judicial proceedings, including a proceeding to obtain a judgment in the Trustee's name and as Trustee under the Indenture, as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504.  Trustee May File Proofs of Claim.

     In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

Section 505.  Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506.  Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     First:  To the payment of all amounts due the Trustee under Section 607;

     Second: Subject to Article Thirteen, to the payment of the amounts then due and unpaid for principal of and any premium and interest (including any Additional Interest) on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest (including any Additional Interest), respectively; and

     Third:  To the Company.

Section 507.  Limitation on Suits.

     No Holder of any Security of any series or holder of any Capital Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

     (1) such Holder or holder of a Capital Security, as the case may be, has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

     (2 the Holders of not less than 25% in principal amount of the Outstanding Securities of that series or the holders of not less than 25% in aggregate liquidation preference amount of the related series of Capital Securities then outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (3) such Holders or holders of such Capital Securities have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series in the case of a proceeding instituted by a Holder or Holders, or, by a holder or holders of a majority in liquidation preference amount of the related series of Capital Securities then outstanding in the case of a proceeding instituted by such holder or holders of Capital Securities;

it being understood and intended that no one or more of such Holders or holders of Capital Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or holders of Capital Securities, or to obtain or to seek to obtain priority or preference over any other of such Holders or holders of Capital Securities or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder. Any holder of related Capital Securities shall have the right to institute suit for the enforcement of any such payment to such holder with respect to Securities relating to such Capital Securities having a principal amount equal to the aggregate liquidation preference amount of the related Capital Securities held by such holder.

Section 509.  Restoration of Rights and Remedies.

     If the Trustee or any Holder or holder of Capital Securities has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder or such holder of Capital Securities, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders and the holders of the Capital Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall and the holders of the Capital Securities continue as though no such proceeding had been instituted.

Section 510.  Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee, the Holders or the holders of Capital Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.  Delay or Omission Not Waiver.

     No delay or omission of the Trustee, any Holder of any Securities or any holder of a Capital Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee, the Holders or the holders of Capital Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders or holders of Capital Securities, as the case may be.

Section 512.  Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

     (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     The holders of a majority in liquidation preference amount of any series of Capital Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding instituted by any holders of such series of Capital Securities with respect to the Securities related to such series of Capital Securities, provided that such direction shall not be in conflict with any rule of law or with this Indenture.

Section 513.  Waiver of Past Defaults.

     Subject to Section 902, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

     (1) in the payment of the principal of or any premium or interest (including any Additional Interest) on any Security of such series, or

     (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected;

provided, that, so long as any of the Capital Securities remain outstanding, no waiver of any Event of Default or compliance with any covenant under this Indenture that adversely affects the holders of any related series of Capital Securities shall be effective without the prior consent of the holders of at least a majority of the aggregate liquidation preference amount of the outstanding Capital Securities of that series unless and until the Securities and all accrued and unpaid interest (including any Additional Interest) thereon has been paid in full.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.

Section 515.  Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE SIX

                                   The Trustee

Section 601.  Certain Duties and Responsibilities.

     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as specifically set forth in this Indenture. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. Nothing in this Indenture shall be construed to release the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct.

Section 602.  Notice of Defaults.

     If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 603.  Certain Rights of Trustee.

     Subject to the provisions of Section 601:

     (1) the Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, opinion of counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

     (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

     (4) the Trustee may consult with counsel of its selection or other experts and the advice of such counsel or any Opinion of Counsel with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders or any of the holders of Capital Securities pursuant to this Indenture, unless such Holders or such holders of Capital Securities shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon prior reasonable notice to examine during normal business hours the books, records and premises of the Company, personally or by agent or attorney, provided that prior to such examination the Trustee shall agree in writing to be bound by such reasonable confidentiality obligations as the Company shall require;

     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

     (8) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

Section 604.  Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605.  May Hold Securities.

     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606.  Money Held in Trust.

     Money held by the Trustee in trust hereunder shall be segregated from funds which the Trustee does not hold in trust but need not be segregated from other funds held in trust except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 607.  Compensation and Reimbursement.

     The Company agrees

     (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (3) to indemnify each of the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claims, liability, penalty or expense, including taxes other than taxes based upon the income of the Trustee, incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the termination of this Indenture.

Section 608.  Conflicting Interests.

     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 609.  Corporate Trustee Required; Eligibility.

     There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610.  Resignation and Removal; Appointment of Successor.

     No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

     The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     If at any time:

     (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

     (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

     If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section
611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 611.  Acceptance of Appointment by Successor.

     In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to the successor Trustee all property and money held by such retiring Trustee hereunder.

     In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612.  Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 613.  Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 614.  Appointment of Authenticating Agent.

     The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

     If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                      THE BANK OF NEW YORK,
                                      As Trustee


                                      By
                                      As Authenticating Agent


                                      By
                                      Authorized Officer


                                  ARTICLE SEVEN

                Holders' Lists and Reports by Trustee and Company

Section 701.  Company to Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to be furnished to the Trustee

     (1) quarterly, not later than 10 days after a Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the immediately preceding Regular Record Date, and

     (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished;

in each case to the extent such information is in the possession or control of the Company, or any of its Paying Agents, and is not identical to a previously supplied list or has not otherwise been received by the Trustee in its capacity as Security Registrar and in each case, provided that no such list need be furnished if the Trustee shall be the Security Registrar.

Section 702.   Preservation of Information; Communications to Holders.

     The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

     The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

     Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 703.  Reports by Trustee.

     The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its convenants hereunder (as to which the Trustee is entitled to rely exclusively or Officers' Certificates).

     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any stock exchange.

Section 704.  Reports by Company.

     The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.


                                  ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease

Section 801.  Company May Consolidate, Etc., Only on Certain Terms.

     The Company shall not consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company, unless:

     (1) in case the Company shall consolidate with or merge into another Person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance or transfer, or which leases, the properties and assets of the Company as an entirety or substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including any Additional Interest) on all the Securities and the performance or observance of every covenant of this Indenture and any Guarantees on the part of the Company to be performed or observed;

     (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

     (3) such consolidation or merger or conveyance, transfer or lease of properties or assets of the Company is permitted under each Trust Agreement and each Guarantee and does not give rise to any breach or violation of, any Trust Agreement or any Guarantee; and

     (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such sale consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802. Successor Substituted.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company as an entirety or substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


                                  ARTICLE NINE

                             Supplemental Indentures

Section 901. Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by an officer pursuant to authority established by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

     (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

     (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

     (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

     (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

     (6) to secure the Securities; or

     (7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

     (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

     (9) to add to, change or eliminate any of the provisions of this Indenture in order to maintain the qualification of the Indenture under the Trust Indenture Act; or

     (10) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (10) shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

     (11) to conform to any mandatory provisions of law.

Section 902. Supplemental Indentures With Consent of Holders.

     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by an Officer, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest (including any Additional Interest) on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of principal of an Original Issue Discount Security or other Security which would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to
Section 502, or extend the time of payment of interest thereon (other than as provided pursuant to Section 301(5)), or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, or

     (2) reduce the percentage of principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

     (3) modify any of the provisions of this Section or Sections 513 or 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8), provided, that, so long as any of the Capital Securities remains outstanding, no such amendment shall be made that adversely affects the holders of the Capital Securities and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the outstanding Capital Securities so affected unless and until the series of Securities relating to such Capital Securities and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full.

     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903. Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 904. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 906. Reference in Securities to Supplemental Indentures.

     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.


                                   ARTICLE TEN

                                    Covenants

Section 1001. Payment of Principal, Premium and Interest.

     The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest (including any Additional Interest) on the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 1002. Maintenance of Office or Agency.

     The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company or any Affiliate of the Company may act as Paying Agent or agent for service of notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1003. Money for Securities Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004. Statement by Officers as to Default.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company beginning with the fiscal year ended December 31, 1996, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 1005. Additional Covenants.

     The Company covenants and agrees, for the benefit of the Holders of Securities of each series, that it will not, and will not permit any Subsidiary of the Company to, declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation or guarantee payment (other than payments under a Guarantee) with respect to, any shares of capital stock or any security of the Company (including other Securities) ranking pari passu with or junior in interest to the Securities (except (x) for payments with securities junior in interest to the Securities, (y) for payments made on any series of Securities upon the Stated Maturity of such Securities, or (z) for payments of accrued dividends (and cash in lieu of fractional shares) upon conversion into common stock of any convertible preferred stock of the Company of any series now or hereinafter outstanding, in accordance with the terms of the stock) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder with respect to Securities of such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to the Capital Securities of the Trust to which the Securities of such series have been issued or (iii) the Company shall have given notice of its selection of an Extension Period as provided herein with respect to Securities of such series and such Extension Period, or any extension thereof, shall have commenced and be continuing.

     The Company also covenants, for the benefit of the Holders of Securities of each series, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Trust to which the Securities of such series have been issued; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities, (ii) not to voluntarily liquidate, wind-up or terminate such Trust, except (A) in connection with a distribution of the Securities of such series to the holders of Capital Securities in liquidation of such Trust, (B) as otherwise permitted by the terms specified pursuant to Section 301 for such Securities or (C) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement relating to such Trust and (iii) to use its reasonable efforts, consistent with the terms and provisions of such Trust Agreement, to cause such Trust to remain a business trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

Section 1006. Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1002 to 1005, inclusive, with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 1007. Calculation of Original Issue Discount.

     The Company shall file with the Trustee promptly after the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year.


                                 ARTICLE ELEVEN

                            Redemption of Securities

Section 1101. Applicability of Article.

     Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.

Section 1102. Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Company, the Company shall, not less than 35 days nor more than 90 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

Section 1103. Selection by Trustee of Securities to Be Redeemed.

     If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 90 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 90 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

     The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 1104. Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 20 nor more than 90 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

     All notices of redemption shall identify the Securities to be redeemed (including CUSIP number) and shall state:

     (1) the Redemption Date,

     (2) the Redemption Price,

     (3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

     (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

     (5) the place or places where each such Security is to be surrendered for payment of the Redemption Price, and

     (6) that the redemption is for a sinking fund, if such is the case.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

Section 1105. Deposit of Redemption Price.

     On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 1106. Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 1107. Securities Redeemed in Part.

     Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                 ARTICLE TWELVE

                                  Sinking Funds

Section 1201. Applicability of Article.

     The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.

     The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an "optional sinking fund payment". If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

Section 1202.  Satisfaction of Sinking Fund Payments with Securities.

     The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 1203. Redemption of Securities for Sinking Fund.

     Not less than 60 days prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to
Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.


                                ARTICLE THIRTEEN

                           Subordination of Securities

Section 1301.  Securities Subordinate to Senior Indebtedness.

     The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article Four), the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Indebtedness.


Section 1302.  Payment Over of Proceeds Upon Dissolution, Etc.

     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization, debt restructuring or other similar case or proceeding in connection therewith, relative to the Company, or its creditors as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as "Junior Subordinated Payment"), on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Securities in any such Proceeding. In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all Senior Indebtedness is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Any taxes that have been withheld or deducted from any payment or distribution in respect of the Securities, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that the Trustee or the Holder of any Security receives for purposes of this Section. For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article Eight.


Section 1303. Prior Payment to Senior Indebtedness Upon Acceleration of Securities.

     In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior Indebtedness outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) by the Company on account of the principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with Article Twelve by delivering and crediting pursuant to Section 1202 Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration. In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company. The provisions of this Section shall not apply to any payment with respect to which Section 1302 would be applicable.


Section 1304.  No Payment When Senior Indebtedness in Default.

     (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest or any other payment on any Senior Indebtedness, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or such event of default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) shall be made by the Company on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with Article Twelve by delivering and crediting pursuant to Section 1202 Securities which have been acquired (upon redemption or otherwise) prior to such default in payment or event of default or which have been converted pursuant to Article Twelve. In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company. The provisions of this Section shall not apply to any payment with respect to which
Section 1302 would be applicable.


Section 1305.  Payment Permitted If No Default.

     Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 1302 or under the conditions described in Sections 1303 and 1304, from making payments at any time of principal of (and premium, if any) or interest on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.


Section 1306.  Subrogation to Rights of Holders of Indebtedness.

     Subject to the payment in full of all Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Indebtedness and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Indebtedness) to the rights of the holders of such Indebtedness to receive payments or distributions of cash, property and securities applicable to the Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. If the Trustee or the Holders of the Securities are not for any reason entitled to be subrogated to the rights of holders of Indebtedness in respect of such payment or distribution, then the Trustee or the Holders of the Securities may require each holder of Indebtedness to whom any such payment or distribution is made as a condition to such payment or distribution to assign its Indebtedness to the extent of such payment or distribution and all rights with respect thereto to the Trustee on behalf of the Holders. Such assignment shall not be effective until such time as all Senior Indebtedness has been paid in full or payment thereof provided for. For purposes of such subrogation or assignment, no payments or distributions to the holders of the Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Indebtedness.


Section 1307.  Provisions Solely to Define Relative Rights.

     The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, the obligations of the Company, which are absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness are intended to rank equally with all other general unsecured obligations of the Company), to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Trustee or such Holder.


Section 1308.  Trustee to Effectuate Subordination.

     Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes.


Section 1309.  No Waiver of Subordination Provisions.

     No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by (i) any amendment of or addition or supplement to any Senior Indebtedness or any instrument or agreement relating thereto (unless otherwise expressly provided therein) or (ii) any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities, and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter or increase, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.


Section 1310.  Notice to Trustee.

     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, agent or representative therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness (or a trustee, agent or representative therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, agent or representative therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.


Section 1311.  Reliance on Judicial Order or Certificate of Liquidating Agent.

     Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.


Section 1312.  Trustee Not Fiduciary For Holders of Senior Indebtedness.

     The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Thirteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. Nothing in this Indenture shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

Section 1313. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.


Section 1314.  Article Applicable to Paying Agents.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article in addition to or in place of the Trustee.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                              USF&G CORPORATION

                              /s/ Dan L. Hale
                              Dan L. Hale
                              Executive Vice President,
                              Chief Financial Officer



                              THE BANK OF NEW YORK, as Trustee


                              By: Byron Merino
                                  Byron Merino
                                  Assistant Treasurer

                               Guarantee Agreement


                                     between


                                USF&G CORPORATION
                                 (as Guarantor)


                                       and


                              THE BANK OF NEW YORK
                                  (as Trustee)


                                   Dated as of

                                January 10, 1997




                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I    DEFINITIONS
     SECTION 1.01.  Definitions                                               1

ARTICLE II    TRUST INDENTURE ACT
     SECTION 2.01.  Trust Indenture Act; Application                          4
     SECTION 2.02.  Lists of Holders                                          4
     SECTION 2.03.  Reports by the Guarantee Trustee                          4
     SECTION 2.04.  Periodic Reports to Guarantee Trustee                     4
     SECTION 2.05.  Evidence of Compliance with Conditions Precedent          5
     SECTION 2.06.  Events of Default; Waiver                                 5
     SECTION 2.07.  Event of Default; Notice                                  5
     SECTION 2.08.  Conflicting Interests                                     5

ARTICLE III    POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE
     SECTION 3.01.  Powers and Duties of the Guarantee Trustee                6
     SECTION 3.02.  Certain Rights of Guarantee Trustee                       7
     SECTION 3.03.  Indemnity                                                 9

ARTICLE IV    GUARANTEE TRUSTEE
     SECTION 4.01.  Guarantee Trustee; Eligibility                            9
     SECTION 4.02.  Appointment, Removal and Resignation of the
                    Guarantee Trustee                                        10

ARTICLE V     GUARANTEE
     SECTION 5.01.  Guarantee                                                10
     SECTION 5.02.  Waiver of Notice and Demand                              10
     SECTION 5.03.  Obligations Not Affected                                 11
     SECTION 5.04.  Rights of Holders                                        11
     SECTION 5.05.  Guarantee of Payment                                     12
     SECTION 5.06.  Subrogation                                              12
     SECTION 5.07.  Independent Obligations                                  12

ARTICLE VI    COVENANTS AND SUBORDINATION
     SECTION 6.01.  Subordination                                            12
     SECTION 6.02.  Pari Passu Guarantees                                    12

ARTICLE VII    TERMINATION
     SECTION 7.01.  Termination                                              13

ARTICLE VIII    MISCELLANEOUS
     SECTION 8.01.  Successors and Assigns                                   13
     SECTION 8.02.  Amendments                                               13
     SECTION 8.03.  Notices                                                  13
     SECTION 8.04.  Benefit                                                  14
     SECTION 8.05.  Interpretation                                           14
     SECTION 8.06.  Governing Law                                            16



                               GUARANTEE AGREEMENT

     This GUARANTEE AGREEMENT, dated as of January 10, 1997, is executed and delivered by USF&G Corporation, a Maryland corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of USF&G Capital II, a Delaware statutory business trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Trust Agreement (as amended from time to time in accordance with its terms, the "Trust Agreement"), dated as of January 10, 1997 among the Trustees named therein, the Guarantor, as Depositor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing up to $100,000,000 aggregate Liquidation Amount of its 8.47% Securities, Series B (Liquidation Amount $1,000 per capital security) (the "Capital Securities") representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

     WHEREAS, the Capital Securities will be issued by the Issuer and the proceeds thereof will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor which will be deposited with The Bank of New York, as Property Trustee under the Trust Agreement, as trust assets; and

     WHEREAS, as incentive for the Holders to purchase Capital Securities the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Capital Securities, which purchase the Guarantor hereby agrees will benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Capital Securities.


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definitions. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Common Securities" means the securities representing common beneficial interests in the assets of the Issuer.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accrued and unpaid Distributions required to be paid on the Capital Securities, to the extent the Issuer shall have funds on hand available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to the Capital Securities called for redemption by the Issuer, to the extent the Issuer shall have funds on hand available therefor, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer, unless Debentures are distributed to the Holders, (a) the aggregate of the Liquidation Amount of $1,000 per Capital Security plus accrued and unpaid Distributions on the Capital Securities to the date of payment, to the extent the Issuer shall have funds on hand available to make such payment or, if different, (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

     "Guarantee Trustee" means The Bank of New York, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

     "Holder" means a Person in whose name a Capital Security or Securities is registered in the Securities Register; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

     "Indenture" means the Indenture dated as of January 10, 1997, as supplemented and amended from time to time in accordance with its terms between the Guarantor (the "Debenture Issuer") and The Bank of New York, as trustee.

     "List of Holders" has the meaning specified in Section 2.02(a).

     "Majority in Liquidation Amount of the Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the Liquidation Amount of all then outstanding Capital Securities issued by the Issuer.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by (i) any two of the following individuals: the Chairman of the Board, the President, any Executive Vice President or any Vice President, or (ii) by one of the foregoing individuals and by any other Vice President, the Treasurer, an Assistant Treasurer, the Corporate Secretary or an Assistant Corporate Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

     (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate and upon which the statements contained therein are based;

     (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Responsible Officer" means, with respect to the Guarantee Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer or any other officer of the corporate trust department of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Senior Indebtedness" means Senior Indebtedness as defined in the Indenture.

     "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended and as in force at the date of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.


                                   ARTICLE II

                               TRUST INDENTURE ACT

     SECTION 2.01. Trust Indenture Act; Application.

     (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

     (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     SECTION 2.02. Lists of Holders.

     (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, on or before January 15 and July 15 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such and in each case provided that no such list need be furnished if the Guarantee Trustee shall be the registrar for the Capital Securities. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Guarantee Trustee shall comply with its obligations under Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

     SECTION 2.03. Reports by the Guarantee Trustee.

     Within 60 days after May 15 of each year, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

     SECTION 2.04. Periodic Reports to Guarantee Trustee.

     The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

     SECTION 2.05. Evidence of Compliance with Conditions Precedent.

     The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

     SECTION 2.06. Events of Default; Waiver.

     The Holders of a Majority in Liquidation Amount of the Capital Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences except with respect to a default in payment of any Guarantee Payments. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

     SECTION 2.07. Event of Default; Notice.

     (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Trust Agreement shall have obtained written notice, of such Event of Default.

     SECTION 2.08. Conflicting Interests.

     The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

     SECTION 3.01. Powers and Duties of the Guarantee Trustee.

     (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.04(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

     (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

     (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

        (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

           (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

           (B) in the absence of bad faith on the part of the Guarantee
           Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

        (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

        (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

        (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 3.02. Certain Rights of Guarantee Trustee.

     (a) Subject to the provisions of Section 3.01:

        (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

        (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

        (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

        (iv) The Guarantee Trustee may consult with legal counsel of its selection, and the advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

        (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

        (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

        (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

        (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received from a majority in Liquidation Amount of the Preferred Securities, and (C) shall be protected in acting in accordance with such instructions.

     (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

     SECTION 3.03. Indemnity.

     The Guarantor agrees to indemnify each of the Guarantee Trustee and any successor Guarantee Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Guarantee Trustee), incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement. The provisions of this Section shall survive the termination of this Guarantee Agreement.


                                   ARTICLE IV

                                GUARANTEE TRUSTEE

     SECTION 4.01. Guarantee Trustee; Eligibility.

     (a) There shall at all times be a Guarantee Trustee which shall

        (i) not be an Affiliate of the Guarantor; and

        (ii) be a Person that is eligible pursuant to the Trust Indenture
        Act to act as such and has a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

     (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     SECTION  4.02.  Appointment, Removal and Resignation of the Guarantee
                     Trustee.

     (a) Subject to Section 4.02(b), the Guarantee Trustee may be (i) appointed or removed without cause at any time by the Guarantor and (ii) removed at any time by the Holders of a Majority in Liquidation Amount of the Preferred Securities.

     (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

     (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

     (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery of an instrument of resignation or removal, the Guarantee Trustee resigning or being removed may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.


                                    ARTICLE V

                                    GUARANTEE

     SECTION 5.01. Guarantee.

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

     SECTION 5.02. Waiver of Notice and Demand.

     The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 5.03. Obligations Not Affected.

     The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

     (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities;

     (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

     (e) any invalidity of, or defect or deficiency in, the Capital Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

     SECTION 5.04. Rights of Holders.

     The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may enforce this Guarantee Agreement, institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person.

     SECTION 5.05. Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Trust Agreement.

     SECTION 5.06. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.01; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     SECTION 5.07. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03 hereof.


                                   ARTICLE VI

                           COVENANTS AND SUBORDINATION

     SECTION 6.01. Subordination.

     This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all liabilities of the Guarantor, including the Debentures, except those made pari passu or subordinate to the Guarantee expressly by their terms.

     SECTION 6.02. Pari Passu Guarantees. This Guarantee Agreement shall rank pari passu with any similar Guarantee Agreements issued by the Guarantor on behalf of the holders of Capital Securities issued by USF&G Capital I or USF&G Capital II.


                                   ARTICLE VII

                                   TERMINATION

     SECTION 7.01. Termination. This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Capital Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Capital Securities in accordance with the Trust Agreement or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Capital Securities or this Guarantee Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.01. Successors and Assigns.

     All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

     SECTION 8.02. Amendments.

     Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of all the outstanding Capital Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

     SECTION 8.03. Notices.

     Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

     (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

               USF&G Corporation
               100 Light Street
               Baltimore, Maryland 21202

               Facsimile No: (410) 547-3700
               Attention:     Treasurer

     (b) if given to the Issuer, in care of the Guarantee Trustee, at the Issuer's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice to the
Holders:

               USF&G Capital II
               c/o USF&G Corporation
               100 Light Street
               Baltimore, Maryland 21202

               Facsimile No: (410) 547-3700
               Attention:     Treasurer

               with a copy to:

               The Bank of New York
               101 Barclay Street, 21W
               New York, New York 10286

               Facsimile No: (212) 815-5915
               Attention:    Corporate Trust Trustee Administration

     (c) if given to any Holder, at the address set forth on the books and records of the Issuer.

     All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 8.04. Benefit.

     This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

     SECTION  8.05.  Interpretation.

     In this Guarantee Agreement, unless the context otherwise requires:

     (a) Capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.01;

     (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

     (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

     (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

     (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

     (f) a reference to the singular includes the plural and vice versa; and

     (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

     SECTION 8.06. GOVERNING LAW.

     THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.



                                   USF&G CORPORATION


                                   By: /s/ Dan L. Hale
                                       Name:  Dan L. Hale
                                       Title: Executive Vice President,
                                              Chief Financial Officer



                                   THE BANK OF NEW YORK, as
                                   Guarantee Trustee


                                   By: /s/ Byron Merino
                                       Name: Byron Merino
                                       Title: Assistant Treasurer

Certificate Number                   Number of Capital Securities
PG-0001                                           100,000
CUSIP NO. 90330JAA8

              Global Certificate Evidencing Capital Securities of

                                USF&G Capital II

                       8.47% Capital Securities, Series B
                (liquidation amount $1,000 per Capital Security)

                      GLOBAL CAPITAL SECURITIES CERTIFICATE

     THIS SECURITY IS A GLOBAL CAPITAL SECURITY CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") OR A NOMINEE OF THE DEPOSITORY. THE CAPITAL SECURITIES REPRESENTED HEREBY ARE EXCHANGEABLE IN WHOLE OR IN PART FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THE CAPITAL SECURITIES REPRESENTED HEREBY (OTHER THAN A TRANSFER OF SUCH CAPITAL SECURITIES AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     USF&G Capital II, a business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that CEDE & CO. (the "Holder") is the registered owner of one hundred thousand (100,000) capital securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the USF&G Capital II 8.47% Capital Securities, Series B (liquidation amount $1,000 per Capital Security) (the "Capital Securities"), or such other amount (which, when taken together with all other outstanding Capital Securities, shall not exceed 100,000 Capital Securities in the aggregate at any time) as may be set forth in the records of the Securities Registrar. The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of January 10, 1997 as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by USF&G Corporation, a Maryland corporation, and The Bank of New York, as guarantee trustee, dated as of January 10, 1997 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     This Certificate is not valid unless authenticated by the Property Trustee.

     WITNESS the signature of a duly authorized Administrator of the Trust.



                                USF&G CAPITAL II


                                By: /s/ J. Kendall Huber
                                    Name:  J. Kendall Huber
                                    Title:  Administrator



This is one of the Securities referred to in the within mentioned Trust
Agreement.

Dated: January 10, 1997         THE BANK OF NEW YORK,
                                as Property Trustee


                                By: /s/ Byron Merino

                    AGREEMENT AS TO EXPENSES AND LIABILITIES

     AGREEMENT dated as of January 10, 1997, between USF&G Corporation, a Maryland Corporation ("USF&G"), and USF&G Capital II, a Delaware business trust (the "Trust").

     WHEREAS, the Trust intends to issue and sell 8.47% Capital Securities, Series B (the "Capital Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of January 10, 1997, as the same may be amended from time to time (the "Trust Agreement") and purchase debentures from USF&G (the "Debentures");

     NOW, THEREFORE, in consideration of the purchase by each holder of the Capital Securities, the proceeds from which shall be used to purchase the Debentures, which purchase USF&G hereby agrees shall benefit USF&G and which purchase USF&G acknowledges will be made in reliance upon the execution and delivery of this Agreement, USF&G and the Trust hereby agree as follows:


                                    ARTICLE I

     Section 1.01. Guarantee by USF&G. Subject to the terms and conditions hereof, USF&G hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Capital Securities the amounts due such holders pursuant to the terms of the Capital Securities. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

     Section 1.02. Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Capital Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Capital Securities or any Beneficiary must restore payment of any sums paid under the Capital Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by USF&G and The Bank of New York as guarantee trustee or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

     Section 1.03. Waiver of Notice. USF&G hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and USF&G hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     Section 1.04. No Impairment. The obligations, covenants, agreements and duties of USF&G under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

     (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

     (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

     There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, USF&G with respect to the happening of any of the foregoing.

     Section 1.05. Enforcement. A Beneficiary may enforce this Agreement directly against USF&G and USF&G waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against USF&G.


                                   ARTICLE II

     Section 2.01. Binding Effect. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of USF&G and shall inure to the benefit of the Beneficiaries.

     Section 2.02. Amendment. So long as there remains any Beneficiary or any Capital Securities are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Capital Securities.

     Section 2.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

                       USF&G Capital II
                       c/o USF&G Corporation
                       100 Light Street
                       Baltimore, Maryland  21202
                       Facsimile No.:  (410) 547-3700
                       Attention: Treasurer

                       USF&G Corporation
                       100 Light Street
                       Baltimore, Maryland 21202
                       Facsimile No.: (410) 547-3700
                       Attention:  Treasurer

   Section 2.04 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

   THIS AGREEMENT is executed as of the day and year first above written.



                                    USF&G CORPORATION


                                    By:  /s/Dan L. Hale
                                         Name:  Dan L. Hale
                                         Title: Executive Vice President,
                                                Chief Financial Officer



                                    USF&G CAPITAL II


                                    By:  /s/ J. Kendall Huber
                                         Name: J. Kendall Huber
                                         Administrator

                                USF&G Corporation
       (8.47% Deferrable Interest Junior Subordinated Debenture, Series B)

No. D1                                         $ 103,093,000

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE IN WHOLE OR IN PART FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED IN WHOLE OR IN PART EXCEPT BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

   USF&G CORPORATION, a corporation organized and existing under the laws of Maryland (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, as Property Trustee, or registered assigns, the principal sum of One Hundred Three Million Ninety-Three Thousand Dollars ($103,093,000), or such other principal amount as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Indenture, on January 10, 2027 (unless the maturity is shortened as hereinafter provided). The Company further promises to pay interest on said principal sum from January 10, 1997 or from the most recent interest payment date (each such date, an "Interest Payment Date") on which interest has been paid or duly provided for semi-annually (subject to deferral as set forth herein) in arrears on January 10 and July 10 of each year, commencing July 10, 1997, at the rate of 8.47% per annum, until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 8.47% per annum, compounded semi-annually. The amount of interest payable for any period less than a full interest period shall be computed on the basis of twelve 30-day months and a 360-day year and the actual number of days elapsed in a partial month in a period. The amount of interest payable for any full interest period shall be computed by dividing the rate per annum by two. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Trust Agreement hereinafter referred to for USF&G Capital II, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be one Business Day prior to the relevant Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

   So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Security to defer payment of interest on this Security, at any time or from time to time, for up to ten consecutive semi-annual interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest thereon to the extent permitted by applicable law); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security; provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to this Security or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to this Security (other than (a) in securities of the Company junior in interest to the Securities, (b) payments made on any series of Securities upon the stated maturity of such Securities and (c) payments of accrued dividends (and cash in lieu of fractional shares) upon conversion into common stock of any convertible preferred stock of the Company of any series now or hereinafter outstanding, in accordance with the terms of such stock). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall exceed ten (10) consecutive semi-annual periods or extend beyond the Stated Maturity of the principal of this Security. Upon the termination of any such Extension Period and upon the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Property Trustee and the Debenture Trustee notice of its election to begin any Extension Period at least one Business Day prior to the earlier of
(i) the date on which Distributions on the Capital Securities would be payable but for such deferral or (ii) the date the Property Trustee is required to give notice to any applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. For purposes hereof, the Company's Senior Indebtedness shall not be deemed to be pari passu with this Security.

   Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

   The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. The indebtedness evidenced by this Security is not Senior Indebtedness for purposes of the Company's Junior Subordinated Indenture dated December 24, 1996 and shall rank pari passu with the Company's 8 1/2% Deferrable Interest Junior Subordinated Debentures, Series A. The Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. The Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

   Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



                                     USF&G CORPORATION


                                     By: /s/ Dan L. Hale
                                         Name:  Dan L. Hale
                                         Title: Executive Vice President,
                                                Chief Financial Officer


Attest:                              By: /s/ John F. Hoffen, Jr.
                                         John F. Hoffen, Jr., Secretary



                          Certificate of Authentication

This is one of the Securities referred to in the within mentioned Indenture.

Dated:  January 10, 1997             The Bank of New York
                                     as Trustee

                                     By: /s/ Byron Merino
                                         Authorized Signatory


                              [Reverse of Security]

   This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of January 10, 1997 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $103,093,000.

   All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of January 10, 1997 (the "Trust Agreement"), for USF&G Capital II, among USF&G Corporation, as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

   USF&G has the right to redeem this Security (a) on or after January 10, 2007, in whole or in part, or (b) at any time, in whole but not in part, on occurrence of a Tax Event or an Investment Company Event (each, a "Special Event"), subject to the conditions described in the Indenture.

   The Redemption Price, in the case of a redemption under (a) above, shall equal the following prices expressed in percentages of the Liquidation Amount together with accrued Distributions to but excluding the dated fixed for redemption. If redeemed during the 12-month period beginning January 10:

                                           Redemption
       Year                                     Price

       2007                                   104.235%
       2008                                   103.812
       2009                                   103.388
       2010                                   102.965
       2011                                   102.541
       2012                                   102.118
       2013                                   101.694
       2014                                   101.271
       2015                                   100.847
       2016                                   100.424
and at 100% on or after January 10, 2017.

   The Redemption Price, in the case of a redemption following a Special Event as described under (b) above, shall equal the Make-Whole Amount for a corresponding principal amount of this Security together with accrued Distributions to but excluding the date fixed for redemption. The "Make-Whole Amount" shall be equal to the greater of (i) 100% of the principal amount of this Security or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of this Security on January 10, 2007, together with scheduled payments of interest from the dated fixed for redemption to January 10, 2007 (the "Remaining Life"), in each case discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined below).

   In addition, if such Tax Event relates to the deductibility of interest by the Company on this Security, and if the opinion referred to in the definition of Tax Event states that the risk of non-deductibility would be avoided if the maturity of this Security was shortened, the Company may, at its option, within 90 days of the occurrence of such Tax Event, shorten the maturity of this Security by the amount stated in such opinion to be the minimum extent required in order to avoid suck risk, but in no event may the Company shorten the maturity to a Stated Maturity of less than 19 1/2 years from the date of original issuance.

       "Adjusted Treasury Rate" means, with respect to any prepayment date, the Treasury Rate (as hereinafter defined) plus (i) 1.25% if such prepayment date occurs on or before January 10, 1998 or (ii) 0.50% if such prepayment date occurs after January 10, 1998.

     "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the Comparable Treasury Issue (as hereinafter defined) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as hereinafter defined) for such prepayment date. The Treasury Rate shall be calculated on the third Business Day preceding the prepayment date.

      "Comparable Treasury Issue" means with respect to any prepayment date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after January 10, 2027, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities; provided, however, that if the Remaining Life is longer than the longest United States Treasury Security, the longest maturity United States Treasury Security shall be used as the Comparable Treasury Issue, without extrapolation.

      "Quotation Agent" means Merrill Lynch & Co. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer. Reference Treasury Dealer means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Company.

      "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations (as hereinafter defined) for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations; or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

  In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

    The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

   The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

   As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to this Security occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate outstanding principal amount of this Security may declare the principal amount of this Security to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, if the Trustee or the Holders of not less than 25% in aggregate outstanding principal amount of this Security fails to declare the principal amount of this Security to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities of USF&G Capital II then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.

   No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

   This Security is issuable only in registered form without coupons in any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Security is exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

   The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes, it is intended that this Security constitute indebtedness.

   THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE NEW YORK.